                                                                    EXHIBIT 99.1


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      AMONG

                                 VIROLOGIC, INC.

                          APOLLO ACQUISITION SUB, INC.

                          APOLLO MERGER SUBSIDIARY, LLC

                                       AND

                            ACLARA BIOSCIENCES, INC.

                            DATED AS OF MAY 28, 2004
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                                TABLE OF CONTENTS

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ARTICLE I             THE TRANSACTION...........................................................................       2
         1.1      The Transaction...............................................................................       2
         1.2      Effective Time; Closing.......................................................................       2
         1.3      Effect of the Transaction.....................................................................       2
         1.4      Certificate of Incorporation; Bylaws; Certificate of Organization; Limited Liability
                  Company Operating Agreement; Directors and Officers...........................................       3
         1.5      Effect on Capital Stock.......................................................................       3
         1.6      Surrender of Certificates.....................................................................       5
         1.7      Closing of the Company's Transfer Books.......................................................       8
         1.8      Lost, Stolen or Destroyed Certificates........................................................       8
         1.9      Effect on Membership Interests................................................................       8
         1.10     Tax Consequences..............................................................................       8
         1.11     Taking of Necessary Action; Further Action....................................................       8
ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................       9
         2.1      Organization of the Company...................................................................       9
         2.2      Company Capital Structure.....................................................................       9
         2.3      Obligations With Respect to Capital Stock.....................................................      10
         2.4      Authority.....................................................................................      10
         2.5      SEC Filings; Company Financial Statements.....................................................      12
         2.6      Absence of Certain Changes or Events..........................................................      12
         2.7      Taxes.........................................................................................      13
         2.8      Company Intellectual Property.................................................................      14
         2.9      Compliance; Permits; Restrictions.............................................................      19
         2.10     Litigation....................................................................................      20
         2.11     Brokers' and Finders' Fees....................................................................      20
         2.12     Employee Benefit Plans........................................................................      20
         2.13     Environmental Matters.........................................................................      23
         2.14     Agreements, Contracts and Commitments.........................................................      24
         2.15     Company Properties............................................................................      26
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         2.16     Insurance.....................................................................................      26
         2.17     Statements; Joint Proxy Statement/Prospectus..................................................      26
         2.18     Board Approval................................................................................      27
         2.19     Opinion of Financial Advisors.................................................................      27
         2.20     Vote Required.................................................................................      27
         2.21     State Takeover Statutes.......................................................................      27
         2.22     Company Rights Plan...........................................................................      27
         2.23     Foreign Corrupt Practices Act.................................................................      27
ARTICLE III           REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS..................................      28
         3.1      Organization of Parent........................................................................      28
         3.2      Parent Capital Structure......................................................................      28
         3.3      Obligations With Respect to Capital Stock.....................................................      29
         3.4      Authority; No Conflicts.......................................................................      30
         3.5      SEC Filings; Parent Financial Statements......................................................      30
         3.6      Absence of Certain Changes or Events..........................................................      31
         3.7      Taxes.........................................................................................      32
         3.8      Parent Intellectual Property..................................................................      33
         3.9      Compliance; Permits; Restrictions.............................................................      37
         3.10     Litigation....................................................................................      38
         3.11     Brokers' and Finders' Fees....................................................................      38
         3.12     Employee Benefit Plans........................................................................      38
         3.13     Environmental Matters.........................................................................      41
         3.14     Agreements, Contracts and Commitments.........................................................      41
         3.15     Parent Properties.............................................................................      43
         3.16     Insurance.....................................................................................      43
         3.17     Statements; Joint Proxy Statement/Prospectus..................................................      43
         3.18     Board Approval................................................................................      44
         3.19     Opinion of Financial Advisor..................................................................      44
         3.20     Vote Required.................................................................................      44
         3.21     State Takeover Statutes.......................................................................      44
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         3.22     Foreign Corrupt Practices Act.................................................................      44
         3.23     Merger Sub I..................................................................................      45
         3.24     Merger Sub II ................................................................................      45
ARTICLE IV            CONDUCT PRIOR TO THE EFFECTIVE TIME OF MERGER I...........................................      45
         4.1      Conduct of Business by the Company............................................................      45
         4.2      Conduct of Business by Parent.................................................................      48
         4.3      Discussions between Company and Parent........................................................      52
         4.4      Control Over Other Party's Business...........................................................      52
ARTICLE V             ADDITIONAL AGREEMENTS.....................................................................      52
         5.1      Joint Proxy Statement/Prospectus; Registration Statement......................................      52
         5.2      Meetings of Stockholders; Board Recommendation................................................      53
         5.3      Acquisition Proposals.........................................................................      54
         5.4      Confidentiality; Access to Information; No Modification of Representations, Warranties
                  or Covenants..................................................................................      57
         5.5      Public Disclosure.............................................................................      58
         5.6      Regulatory Filings; Reasonable Efforts........................................................      59
         5.7      Notification of Certain Matters...............................................................      60
         5.8      Stock Options and Employee Benefits...........................................................      61
         5.9      Form S-8; Form S-3............................................................................      63
         5.10     Indemnification...............................................................................      63
         5.11     Board of Directors of Parent..................................................................      64
         5.12     Nasdaq Listing of Parent Common Stock.........................................................      64
         5.13     Company Affiliates; Restrictive Legend........................................................      64
         5.14     Tax Treatment as Reorganization...............................................................      65
         5.15     Section 16 Matters............................................................................      65
         5.16     Rights Plans..................................................................................      65
         5.17     Resignation of Directors......................................................................      65
         5.18     Contingent Value Rights.......................................................................      66
ARTICLE VI            CONDITIONS TO MERGER I....................................................................      66
         6.1      Conditions to Obligations of Each Party to Effect Merger I....................................      66
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         6.2      Additional Conditions to Obligations of Company...............................................      67
         6.3      Additional Conditions to the Obligations of Parent............................................      68
ARTICLE VII           TERMINATION, AMENDMENT AND WAIVER.........................................................      69
         7.1      Termination...................................................................................      69
         7.2      Effect of Termination.........................................................................      71
         7.3      Fees and Expenses.............................................................................      71
         7.4      Amendment.....................................................................................      73
         7.5      Extension; Waiver.............................................................................      73
ARTICLE VIII          GENERAL PROVISIONS........................................................................      74
         8.1      Non-Survival of Representations and Warranties................................................      74
         8.2      Notices.......................................................................................      74
         8.3      Interpretation; Knowledge.....................................................................      75
         8.4      Counterparts..................................................................................      76
         8.5      Entire Agreement; Third-Party Beneficiaries...................................................      76
         8.6      Severability..................................................................................      76
         8.7      Other Remedies; Specific Performance..........................................................      77
         8.8      Governing Law.................................................................................      77
         8.9      Rules of Construction.........................................................................      77
         8.10     Assignment....................................................................................      77
         8.11     Attorney's Fees...............................................................................      77
         8.12     Waiver of Jury Trial..........................................................................      77
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                                      -iv-

                                INDEX OF EXHIBITS


Exhibit A         Contingent Value Rights Agreement

Exhibit B         Parent Voting Agreement

Exhibit C         Company Voting Agreement

Exhibit D         Company Affiliate Agreement

Exhibit E         Parent Tax Matters Certificate

Exhibit F         Company Tax Matters Certificate

Exhibit G         Form of Registration Rights Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

      This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "AGREEMENT") is made and entered into as of May 28, 2004 among ViroLogic, Inc., a Delaware corporation ("PARENT"), Apollo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB I"), Apollo Merger Subsidiary, LLC, a Delaware limited liability company ("MERGER SUB II" and, together with Merger Sub I, "MERGER SUBS") and ACLARA BioSciences, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

      A. Upon the terms and subject to the conditions of this Agreement, Parent, Merger Subs and the Company intend to effect (1) a merger of Merger Sub I with and into the Company ("MERGER I") in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), and (2) immediately following the effectiveness of Merger I, a merger of the Company with and into Merger Sub II in accordance with the Delaware Limited Liability Company Act (the "LLC ACT") ("MERGER II," and together with Merger I, the "TRANSACTION"). Upon consummation of the Transaction, the Company will cease to exist.

      B. Parent, Merger Subs and the Company intend that Merger I and Merger II shall be treated as an integrated transaction and that the Transaction shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

      C. The Board of Directors of Parent (i) has determined that the Transaction is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Transaction and the other transactions contemplated by this Agreement, (iii) has determined that an amendment to its Amended and Restated Certificate of Incorporation (the "CHARTER AMENDMENT") increasing the authorized number of shares of Common Stock, par value $0.001 per share, of Parent ("PARENT COMMON STOCK") to 200,000,000 is advisable, and (iv) has approved and determined to recommend that the stockholders of Parent vote to approve (x) the issuance of shares of Parent Common Stock to the stockholders of the Company pursuant to the terms of this Agreement (the "SHARE ISSUANCE") and the issuance of contingent value rights carrying the rights and restrictions set forth in Exhibit A hereto (each, a "CONTINGENT VALUE RIGHT")and (y) the Charter Amendment.

      D. The Board of Directors of the Company (i) has determined that Merger I is advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, Merger I and the other transactions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has approved and determined to recommend that the stockholders of the Company adopt this Agreement and approve Merger I.

      E. Concurrently with the execution of this Agreement and as a condition and inducement to Parent's and the Company's willingness to enter into this Agreement, the Company and certain stockholders of Parent are entering into voting agreements in substantially the form attached hereto as Exhibit B (the "PARENT VOTING AGREEMENTS"), Parent and certain stockholders of the Company are entering into voting agreements in substantially the form attached hereto as Exhibit C (the "COMPANY VOTING AGREEMENTS" and, collectively with the Parent Voting Agreements, the "VOTING AGREEMENTS"), and Parent and certain stockholders of the Company are entering into registration rights agreements in substantially the form attached hereto as Exhibit G (the "REGISTRATION RIGHTS AGREEMENT").

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                 THE TRANSACTION

      1.1 The Transaction. At the Effective Time of Merger I (as defined in
Section 1.2), and upon the terms and subject to the conditions set forth in this Agreement, Merger Sub I shall be merged with and into the Company, and the separate existence of Merger Sub I shall cease. The Company shall continue as the surviving corporation in Merger I ("SURVIVING ENTITY I"). Immediately following the Effective Time of Merger I, upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware Law and the LLC Act, Surviving Entity I will be merged with and into Merger Sub II, and the separate existence of Surviving Entity I shall cease. Merger Sub II shall continue as the surviving entity in Merger II (the "SURVIVING ENTITY") and shall succeed to and assume all the rights and obligations of the Company or Surviving Entity I in accordance with Delaware Law and the LLC Act.

      1.2 Effective Time; Closing. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California, on the third business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such time and date as may be agreed to by the parties (the "CLOSING DATE"). Subject to the provisions of this Agreement, a Certificate of Merger for Merger I, satisfying the applicable requirements of Delaware Law (the "CERTIFICATE OF MERGER"), shall be duly executed by the Company and concurrently with or as soon as practicable following the Closing filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "EFFECTIVE TIME OF MERGER I"). Subject to the provisions of this Agreement, a Certificate of Merger for Merger II, satisfying the applicable requirements of Delaware Law and the LLC Act (the "SECOND CERTIFICATE OF MERGER"), shall be duly executed by Merger Sub II and concurrently with or as soon as practicable following the Effective Time of Merger I filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law and the LLC Act (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the parties and specified in the Second Certificate of Merger) being the "EFFECTIVE TIME OF MERGER II").

      1.3 Effect of the Transaction. The Transaction shall have the effects set forth in this Agreement and in the applicable provisions of Delaware Law and the LLC Act.


                                       2.

      1.4 Certificate of Incorporation; Bylaws; Certificate of Organization; Limited Liability Company Operating Agreement; Directors and Officers.

            (a) At the Effective Time of Merger I, the Certificate of Incorporation of Surviving Entity I shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub I, as in effect immediately prior to the Effective Time of Merger I, until thereafter amended in accordance with Delaware Law and as provided in such Certificate of Incorporation; provided, however, that at the Effective Time of Merger I,
Article I of the Certificate of Incorporation of Surviving Entity I shall be amended to read as follows: "The name of the corporation is ACLARA BioSciences, Inc."

            (b) At the Effective Time of Merger I, the Bylaws of Surviving Entity I shall be amended and restated in their entirety to be identical to the Bylaws of Merger Sub I, as in effect immediately prior to the Effective Time of Merger I, until thereafter amended in accordance with Delaware Law and as provided in such Bylaws.

            (c) The directors of Surviving Entity I immediately after the Effective Time of Merger I shall be the respective individuals who are directors of Merger Sub I immediately prior to the Effective Time of Merger I. The officers of Surviving Entity I immediately after the Effective Time of Merger I shall be the respective individuals who are officers of the Company.

            (d) The Certificate of Organization of the Surviving Entity immediately after the Effective Time of Merger II shall be in a form approved by Parent and in compliance with Section 5.10 hereof.

            (e) The Limited Liability Company Agreement of the Surviving Entity immediately after the Effective Time of Merger II shall be in a form approved by Parent and in compliance with Section 5.10 hereof.

            (f) The directors and officers of the Surviving Entity immediately after the Effective Time of Merger II shall be the respective individuals who are directors and officers of Surviving Entity I immediately prior to the Effective Time of Merger II.

      1.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time of Merger I, by virtue of Merger I and without any action on the part of Parent, Merger Subs, the Company or the holders of any of the following securities, the following shall occur:

            (a) Conversion of Company Common Stock. Except as provided in subparagraphs (c) and (i) below, each share of Common Stock, $0.001 par value per share, of the Company (the "COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time of Merger I, will be canceled and extinguished and automatically converted (subject to Sections 1.5(f), 1.5(g) and 1.5(h)) into the right to receive (i) one and seven-tenths (1.7) (as such may be adjusted pursuant to this Agreement, the "EXCHANGE RATIO") shares of Parent Common Stock (such number of shares of Parent Common Stock, the "STOCK CONSIDERATION"), and (ii) a number of Contingent Value Rights equal to the Exchange Ratio (together with the Stock Consideration, the "MERGER CONSIDERATION").


                                       3.

            (b) Subject to the terms of the relevant governing instruments as in effect on the date hereof, it is the intent of the parties that if any shares of Company Common Stock outstanding immediately prior to the Effective Time of Merger I are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock and Contingent Value Rights issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock and Contingent Value Rights may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time of Merger II, Parent or the Surviving Entity is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

            (c) Cancellation of Treasury and Parent-Owned Stock. Each share of Company Common Stock held by the Company, Merger Subs or Parent, or any direct or indirect wholly owned subsidiary of the Company or Parent, immediately prior to the Effective Time of Merger I shall be canceled and extinguished without any conversion thereof.

            (d) Stock Options; Employee Stock Purchase Plan. At the Effective Time of Merger I, all options to purchase Company Common Stock then outstanding (the "COMPANY OPTIONS") under the Company's 1995 Stock Plan, Amended and Restated 1997 Stock Plan and 2003 Non-Statutory Stock Option Agreement (collectively, the "COMPANY STOCK OPTION PLANS") shall be assumed by Parent in accordance with Section 5.8 hereof. Rights outstanding under the Company's 2000 Employee Stock Purchase Plan (the "COMPANY PURCHASE PLAN") shall be treated as set forth in Section 5.8 hereof.

            (e) Capital Stock of Merger Sub I. Each share of Common Stock, $0.001 par value per share, of Merger Sub I issued and outstanding immediately prior to the Effective Time of Merger I shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value, of Surviving Entity I. Each stock certificate of Merger Sub I evidencing ownership of any such shares shall, as of the Effective Time of Merger I, evidence ownership of such shares of Common Stock of Surviving Entity I.

            (f) Adjustments to Prevent Dilution. If, between the date of this Agreement and the Effective Time of Merger I, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted to provide the holders of Company Common Stock the same total number and class of shares of Parent Common Stock and the same number of Contingent Value Rights and other property after the Effective Time of Merger I as such holders would have owned had the Effective Time of Merger I occurred prior to such event and such holders continued to hold such shares until after the event requiring adjustment.

            (g) Cash in Lieu of Fractional Shares. No fraction of a share of Parent Common Stock will be issued in connection with Merger I, and no certificates or scrip for any such fractional shares shall be issued. In lieu thereof, each holder of shares of Company Common


                                       4.

Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall, upon surrender of such holder's Certificate(s) (as defined in Section 1.6), receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing prices of one share of Parent Common Stock for the five (5) most recent days that the Parent Common Stock has traded ending on the full trading day immediately prior to the Effective Time of Merger I, as reported on the Nasdaq National Market System ("NASDAQ").

            (h) No Fractional Contingent Value Rights. No fraction of a Contingent Value Right will be issued in connection with Merger I, and no certificates or scrip for any such fractional Contingent Value Right shall be issued. Each holder of shares of Company Common Stock who would otherwise be entitled to receive a fraction of a Contingent Value Right, after aggregating all fractional Contingent Value Rights to be received by such holder (a "FRACTIONAL CONTINGENT VALUE RIGHT"), shall, upon surrender of such holder's Certificate(s), receive from Parent one Contingent Value Right in exchange for such Fractional Contingent Value Right if the amount of such Fractional Contingent Value Right is greater than or equal to 0.50 and no consideration for such Fractional Contingent Value Right if the amount of such Fractional Contingent Value Right is less than 0.50.

            (i) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, each share of Company Common Stock owned by stockholders who did not vote in favor of Merger I and to which appraisal rights under Section 262 of Delaware Law are available ("DISSENTING SHARES") issued and outstanding immediately prior to the Effective Time of Merger I shall not be converted into the right to receive the Merger Consideration, but shall become the right to receive an amount in cash equal to the fair market value of such Dissenting Shares as may be determined as provided in Delaware Law. Notwithstanding the foregoing, if any holder of Dissenting Shares (a "DISSENTING STOCKHOLDER") fails to make a timely demand for purchase, withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right of appraisal, in any case pursuant to Delaware Law, the shares of Company Common Stock held by the Dissenting Stockholder shall be deemed to be converted as of the Effective Time of Merger I into the right to receive the Merger Consideration with respect to such shares, without interest. The Company shall promptly notify Parent of any demands for purchase of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to Delaware Law that are received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree or commit to do any of the foregoing.

      1.6 Surrender of Certificates.

            (a) Exchange Agent. Prior to the Effective Time of Merger I, Parent shall select an institution reasonably satisfactory to the Company to act as the exchange agent (the "EXCHANGE AGENT") in Merger I.

            (b) Parent to Provide Merger Consideration. Promptly after the Effective Time of Merger I, Parent shall make available to the Exchange Agent for exchange in accordance with


                                       5.

this Article I (i) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(a) in exchange for outstanding shares of Company Common Stock, (ii) cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.5(g), and (iii) Contingent Value Rights issuable pursuant to Sections 1.5(a) and 1.5(h) in exchange for outstanding shares of Company Common Stock. Such certificates, cash and Contingent Value Rights so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "EXCHANGE FUND".

            (c) Exchange Procedures. As soon as reasonably practicable, but in no event later than five business days, after the Effective Time of Merger I, the Exchange Agent will mail to each holder of record (as of the Effective Time of Merger I) of a certificate or certificates (the "CERTIFICATES") that immediately prior to the Effective Time of Merger I represented outstanding shares of Company Common Stock (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Certificates shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing Parent Common Stock and Contingent Value Rights. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, each holder of a Certificate shall be entitled to receive in exchange therefor (i) certificates representing the number of whole shares of Parent Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 1.5(a) (which shall be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable law, rule or regulation), (ii) certificates representing the number of whole Contingent Value Rights (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Sections 1.5(a) and 1.5(h), (iii) cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.5(g) and (iv) any dividends or distributions payable pursuant to Section 1.6(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates (other than Certificates representing shares to be cancelled pursuant to Section 1.5(c) or Dissenting Shares) will be deemed from and after the Effective Time of Merger I, for all corporate purposes, to evidence the right to receive the number of whole shares of Parent Common Stock issuable pursuant to Section 1.5(a), the number of whole Contingent Value Rights to which such holder is entitled pursuant to Sections 1.5(a) and 1.5(h), an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 1.5(g) and any dividends or distributions payable pursuant to
Section 1.6(d).

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time of Merger I and no payment in lieu of fractional shares pursuant to Section 1.5(g) will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable pursuant to Section 1.5, until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent or any other agent designated


                                       6.

by Parent shall deliver to the holders thereof, without interest, (i) promptly after such surrender, the number of whole shares of Parent Common Stock issuable in exchange therefor along with payment in lieu of fractional shares pursuant to
Section 1.5(g), the number of whole Contingent Value Rights issuable in exchange therefor, and the amount of any such dividends or other distributions with a record date after the Effective Time of Merger I and theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of Merger I and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (e) Return of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to holders of Certificates as of the date 180 days after the Effective Time of Merger I shall be delivered to Parent upon demand, and any holders of Certificates who have not theretofore surrendered their Certificates in accordance with this Section 1.6 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, Contingent Value Rights, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

            (f) Transfers of Ownership. If certificates for shares of Parent Common Stock and Contingent Value Rights are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock and any Contingent Value Rights in any name other than that of the registered holders of the Certificates surrendered, or established to the reasonable satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (g) Required Withholding. Each of Parent, the Exchange Agent and the Surviving Entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code and the rules and regulations promulgated thereunder, or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the person to whom such consideration would otherwise have been paid.

            (h) No Liability. Notwithstanding anything to the contrary in this
Section 1.6, neither the Exchange Agent nor Parent, Surviving Entity I or the Surviving Entity, nor any other party hereto, shall be liable to a holder of shares of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto) or any Contingent Value Right for any amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (i) Affiliate Agreements. Notwithstanding anything to the contrary contained in this Agreement, no shares of Parent Common Stock (or certificates therefor) or Contingent Value


                                       7.

Rights shall be issued in exchange for any Certificate to any Person who may be an "affiliate" (as that term is used in Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT")) of the Company until such Person shall have delivered to Parent and the Company a duly executed Affiliate Agreement as contemplated by Section 5.13 of this Agreement.

      1.7 Closing of the Company's Transfer Books. At the Effective Time of Merger I: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time of Merger I shall automatically be canceled and retired and shall cease to exist, and all holders of Certificates shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time of Merger I. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time of Merger I. If, after the Effective Time of Merger I, a valid certificate previously representing any shares of Company Common Stock is presented to the Exchange Agent (as defined in Section 1.6) or to Surviving Entity I, the Surviving Entity or Parent, such certificate shall be canceled and shall be exchanged as provided in Section 1.6.

      1.8 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.5(a), such Contingent Value Rights to which such holder is entitled pursuant to Sections 1.5(a) and 1.5(h), cash for fractional shares, if any, as may be required pursuant to Section 1.5(g) and any dividends or distributions payable pursuant to Section 1.6(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.9 Effect on Membership Interests. By virtue of Merger II and without any further action on the part of Parent, Merger Sub II or Surviving Entity I, (i) each membership interest of Merger Sub II then outstanding shall remain outstanding and each certificate therefor shall continue to evidence one membership interest of the Surviving Entity and (ii) each share of common stock of Surviving Entity I then outstanding shall be converted into one membership interest of the Surviving Entity.

      1.10 Tax Consequences. For federal income tax purposes, it is intended by the parties hereto that the Transaction shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations promulgated under the Code (the "TREASURY REGULATIONS").

      1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time of Merger II, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets,


                                       8.

property, rights, privileges, powers and franchises of the Company and Merger Sub I, the officers and directors of the Company and Merger Subs will take all such lawful and necessary action.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Merger Subs, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by the Company to Parent, dated as of the date hereof and certified by a duly authorized officer of the Company (the "COMPANY DISCLOSURE LETTER"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of the Company contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure is readily apparent on its face to be applicable to such other representations or warranties, as follows:

      2.1 Organization of the Company.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would have a Material Adverse Effect (as defined in Section 8.3) on the Company.

            (b) The Company does not have and has never had any subsidiaries. In the event the Company does (or did) have subsidiaries, references in this
Article II to "Company" shall be deemed to include any such subsidiaries.

            (c) The Company has delivered or made available to Parent a true and correct copy of its Certificate of Incorporation and Bylaws each as amended to date, and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

      2.2 Company Capital Structure. The authorized capital stock of the Company consists of (i) 150,000,000 shares of Company Common Stock, par value $0.001 per share, and (ii) 15,000,000 shares of Preferred Stock, par value $0.001 per share ("COMPANY PREFERRED STOCK"). As of the close of business on May 25, 2004, 36,205,513 shares of Company Common Stock were issued and outstanding. As of the date hereof, no shares of Company Preferred Stock were issued or outstanding. As of May 25, 2004, an aggregate of 7,066,389 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Option Plans, under which options to purchase 4,050,984 shares were outstanding, and 244,871 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Purchase Plan. Except as set forth in the immediately preceding sentence, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding except for rights issuable pursuant to the Company Rights Plan (as defined in Section 2.22) or any other right issued in substitution thereof (the "COMPANY RIGHTS"). Under the Company


                                       9.

Rights Plan, until the distribution date, (i) the Company Rights will be evidenced by the certificates for Company Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for the Company Rights (the "COMPANY RIGHTS CERTIFICATES") and not by separate certificates and (ii) the right to receive Company Rights Certificates will be transferable only in connection with the transfer of Company Common Stock. All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

      Section 2.2 of the Company Disclosure Letter sets forth for each outstanding Company Option as of the date hereof, (i) the name and location of the holder of such Company Option, (ii) the Company Stock Option Plan pursuant to which such option was issued, (iii) the number of shares of Company Common Stock issuable upon the exercise of such Company Option, (iv) the exercise price of such Company Option, (v) the date on which such Company Option was granted,
(vi) the applicable vesting schedule for such Company Option, (vii) whether such Company Option qualifies as an incentive stock option as defined in Section 422 of the Code and (viii) the date on which such Company Option expires.

      2.3 Obligations With Respect to Capital Stock. As of the date hereof, except as set forth in Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. As of the date hereof, except as set forth in Section 2.2, and other than the rights to purchase shares of Company Common Stock pursuant to offer letters for prospective employees of the Company in the ordinary course of business and consistent with past practice set forth in
Section 2.3 of the Company Disclosure Letter, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except for the Company Voting Agreements, there are no registration rights and, to the Knowledge of the Company there are no voting trusts, proxies or other agreements or understandings with respect to the registration or voting of any equity security of any class of the Company. The Transaction and the other transactions contemplated hereby will not cause any adjustment pursuant to any antidilution provisions in any outstanding equity securities of the Company.

      2.4 Authority.

            (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have


                                      10.

been duly authorized by all necessary corporate action on the part of the Company, subject only to the adoption of this Agreement and the approval of Merger I by the Company's stockholders as contemplated in Section 5.2 (the "COMPANY STOCKHOLDER APPROVAL") and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Subs, constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company, (ii) subject to obtaining the Company Stockholder Approval and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree (each a "LEGAL REQUIREMENT") applicable to the Company by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of the Company or any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties, including any leased real property, or assets of the Company pursuant to, any Company Contract (as defined in Section 2.14). The Company Disclosure Letter lists all consents, waivers and approvals under any of the Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if not obtained, would have a Material Adverse Effect on the Company or the Surviving Entity or have a material adverse effect on the ability of the parties to consummate the Transaction.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing with the Securities and Exchange Commission ("SEC") of the Joint Proxy Statement/Prospectus (as defined in Section 2.17) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to be included in the Form S-4 Registration Statement (the "REGISTRATION STATEMENT") to be filed by Parent in accordance with the Securities Act, and the effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR ACT"), and the receipt, termination or expiration, as applicable, of approval or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (iv) any filing required under the rules and regulations of Nasdaq, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to the Company or Parent or have a material adverse effect on the ability of the parties to consummate the Transaction. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through
(iv) are referred to herein as the "NECESSARY CONSENTS".


                                      11.

      2.5 SEC Filings; Company Financial Statements.

            (a) The Company has filed all forms, reports and documents required to be filed by the Company with the SEC since January 1, 2001, and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS" and all Company SEC Reports filed prior to the date hereof are referred to herein as the "FILED COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including any Company SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto at the time of filing, (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the rules and regulations of the SEC) and (iii) fairly presented the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Company contained in the Company SEC Reports as of December 31, 2003 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, the Company does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company except liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices.

            (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications that have not yet been filed with the SEC but that are required to be filed, to agreements, documents or other instruments that had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

      2.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except as disclosed in the Filed Company SEC Reports and except for the transactions contemplated hereby, the Company has conducted its business only in the ordinary course consistent with past practice and there has not been any Material Adverse Effect on the Company, and, from such date to the date hereof there has not been (i) any change by the


                                      12.

Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or the rules and regulations promulgated by the SEC, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company's capital stock; (iii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, or
(iv) any split, combination or reclassification of any of the Company's capital stock.

      2.7 Taxes.

            (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

            (b) Tax Returns and Audits.

                  (i) The Company has timely filed all material federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company with any Tax authority. Such Returns are true and correct in all material respects and have been completed in accordance with applicable law. The Company has paid all Taxes that are shown to be due and payable on such Returns, except for such Taxes which are being contested in good faith and for which it has provided adequate reserves. True and correct copies of all such Returns for the four fiscal years prior to the date of this Agreement have been provided or made available to Parent.

                  (ii) The Company has withheld with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA") and the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, except such Taxes that are not material to the Company.

                  (iii) The Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency or adjustment outstanding, proposed or assessed against the Company (except for such Taxes which are being contested in good faith and for which it has provided adequate reserves), nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

                  (iv) No audit or other examination of any material Return of the Company by any Tax authority is presently in progress, nor has the Company been notified in writing of any request for such an audit or other examination.

                  (v) The Company did not have, as of December 31, 2003, any liability for any material unpaid Taxes that has not been accrued for or reserved against on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or


                                      13.

otherwise. Since December 31, 2003, the Company has not incurred any liability for any material Taxes other than in the ordinary course of business.

                  (vi) There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount in excess of $250,000 that would not be deductible pursuant to Sections 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

                  (vii) The Company has not filed any consent agreement under former Section 341(f) of the Code or agreed to have former Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in former Section 341(f)(4) of the Code) owned by the Company.

                  (viii) The Company (a) is not party to or has any obligation under any Tax sharing, indemnity or allocation agreement or arrangement, (b) has not ever been a member of an affiliated group (within the meaning of Code
Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (c) has no liability for the Taxes of any other person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                  (ix) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (1) in the two years prior to the date of this Agreement or (2) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transaction.

                  (x) The Company (1) is not a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (2) does not own a single member limited liability company which is treated as a disregarded entity, (3) is not a stockholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law), (4) is not a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign Law), (5) is not a "passive foreign investment company" within the meaning of Section 1297 of the Code, and
(6) is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the period beginning 5 years before the Effective Time of Merger I. Parent will not be required to withhold tax with respect to the Merger Consideration by reason of Section 1445 of the Code.

      2.8 Company Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:


                                      14.

      "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, reexamined patents and other such applications or patents claiming the benefit of the filing date of any such application or patent ("PATENTS"); (ii) all inventions and discoveries (whether patentable or not and whether reduced to practice or not), invention disclosures, improvements, trade secrets, proprietary information (including business and financial information and data), know how, technology, technical data and customer and supplier lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world ("COPYRIGHTS"); (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, product names and slogans, trade dress, trademarks and service marks, including any common law rights in any of the foregoing and applications for registration for any of the foregoing, and all goodwill associated therewith throughout the world ("TRADEMARKS"); (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) any similar or equivalent rights to any of the foregoing anywhere in the world; (ix) rights in domain names; and (x) any other proprietary or intellectual property rights relating to any of the foregoing anywhere in the world.

      "COMPANY OWNED INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by the Company.

      "COMPANY LICENSED INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is licensed to the Company, other than software which (i) is licensed pursuant to inbound "shrink-wrap" licenses and similar publicly available commercial binary code end-user licenses, and (ii) has not been misused, modified or otherwise used in violation of such licenses.

      "COMPANY INTELLECTUAL PROPERTY" shall mean Company Owned Intellectual Property and Company Licensed Intellectual Property.

      "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) Patents and Patent applications (including provisional applications); (ii) registered Trademarks, applications to register Trademarks, intent-to-use applications, or other registrations or applications related to Trademarks; (iii) registered Copyrights and applications for Copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

      "HIPAA" means the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, as it may be amended from time to time.

      "USPTO" means United States Patent and Trademark Office.

      "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.


                                      15.

            (a) Except with respect to Company Registered Intellectual Property that the Company intentionally abandoned and/or is no longer needed, used by or intended to be used by the Company, Section 2.8(a) of the Company Disclosure Letter lists all Company Registered Intellectual Property.

            (b) No Company Owned Intellectual Property, and to the Knowledge of the Company, no Company Licensed Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company in a manner that would reasonably be expected to have a Material Adverse Effect, or that may affect the validity, use or enforceability of such Company Intellectual Property, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect.

            (c) Except with respect to Company Registered Intellectual Property that the Company intentionally abandoned and/or is no longer needed, used by or intended to be used by the Company as set forth in Section 2.8(c) of the Company Disclosure Letter, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant Patent, Copyright, Trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, and the Company has no reason to believe that any material item of Company Registered Intellectual Property is not valid and subsisting. Section 2.8(c) of the Company Disclosure Letter lists any proceedings or actions (except for actions taken in the normal course with respect to the prosecution of, or application for, Company Registered Intellectual Property) before any court, tribunal (including USPTO) or equivalent authority anywhere in the world related to Company Registered Intellectual Property.

            (d) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses, Section 2.8(d) of the Company Disclosure Letter lists all material contracts, licenses and agreements to which the Company is a party (i) with respect to any Company Intellectual Property licensed or transferred to any other Person, or placed into escrow with any other Person; or (ii) pursuant to which another Person has licensed or transferred any material Intellectual Property to the Company.

            (e) The Company owns and has good and exclusive title to, or has licensed (sufficient for the conduct of its business as currently conducted and as presently proposed to be conducted), each material item of Company Intellectual Property free and clear of any Lien (excluding licenses and related restrictions and any Lien for current taxes not yet due and payable; provided, however, that claims of infringement or misappropriation of Company Intellectual Property shall not be deemed Liens (as defined in Section 8.3(e) for the purpose of this Section 2.8(e)).

            (f) Except with respect to Company Intellectual Property licensed to other Persons as provided for in Section 2.8(d) and except with respect to Company Licensed Intellectual Property, no other Person owns or has any rights to use any of Company Intellectual Property.


                                      16.

            (g) To the extent that any material Company Intellectual Property has been developed or created by another Person (including an employee or contractor of the Company, or any other Person) for the Company, the Company has a written agreement with such other Person with respect thereto and pursuant to which the Company either (i) has obtained ownership of, and is the exclusive owner of all of such Person's rights in such Intellectual Property, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such Person's Intellectual Property in such work, material or invention by operation of law or by valid assignment, except in each case, with respect to Company Intellectual Property that is no longer needed, used by or intended to be used by the Company in the conduct of its business as currently conducted and as presently proposed to be conducted. No former or current director, officer, employee or independent contractor of the Company has any right to receive royalty payments or license fees from the Company with respect to Company Intellectual Property.

            (h) The Company has not transferred ownership of, or granted any exclusive license (or option for an exclusive license or right of first refusal for an exclusive license) with respect to, any Intellectual Property that is material Company Intellectual Property owned by the Company, to another Person or has permitted rights in material Company Intellectual Property owned by the Company to lapse or enter the public domain (except to the extent that the Company intentionally permitted such rights to lapse or become public and/or is no longer used by or intended to be used by the Company).

            (i) All material contracts, licenses and agreements relating to Company Intellectual Property and to which the Company is party (including those listed in Section 2.8(d) of the Company Disclosure Letter) are in full force and effect (the "COMPANY MATERIAL IP AGREEMENTS"). Except as set forth in Section 2.8(i) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification or automatic cancellation of the Company Material IP Agreements nor give the other party thereto the right to terminate such agreements, nor will the consummation of the transactions contemplated by this Agreement result in the release from any escrow of any Company Owned Intellectual Property. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists that has resulted in, or could reasonably be expected to result in, the release from any escrow of any Company Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not restrict the Surviving Entity's right to exercise all of the Company's rights under such Company Material IP Agreements (i) to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred, and (ii) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Except as set forth in Section 2.8(i) of the Company Disclosure Letter, under the terms of the Company Contracts and other obligations of the Company, neither this Agreement nor the transactions contemplated by this Agreement will result in (x) any of Parent or its subsidiaries, including Merger Subs, granting to another Person any right to or with respect to any material Intellectual Property right owned by, or licensed to, any of them, (y) any of Parent or its subsidiaries, including Merger Subs, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (z) any of Parent or its subsidiaries, including Merger Subs, being obligated to pay any royalties or other material amounts to another Person in excess of those


                                      17.

payable by Parent or any of its subsidiaries, including Merger Subs, respectively, before the Closing.

            (j) To the Knowledge of the Company, and except as set forth in
Section 2.8(j) of the Company Disclosure Letter, the operation of the business of the Company as such business currently is conducted, including the design, development, manufacture, marketing and sale of the products or services of the Company (including products currently under development) has not, does not and, to the Knowledge of the Company, will not infringe or misappropriate the Intellectual Property of another Person or, to the Knowledge of the Company, constitute unfair competition or trade practices under the laws of any jurisdiction. Except as set forth in Section 2.8(j) of the Company's Disclosure Letter, to the Knowledge of the Company no other Person has infringed upon or misappropriated any Company Intellectual Property.

            (k) Except as set forth in Section 2.8(k) of the Company Disclosure Letter, the Company has not received notice from any Person that the operation of the business of the Company (as further described in Section 2.8(j) above) or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of another Person or constitutes unfair competition or trade practices under the laws of any jurisdiction in a manner that would reasonably be expected to have a Material Adverse Effect.

            (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets (except to the extent intentionally not protected because such confidential information or trade secrets are no longer used by or needed for or intended to be used by the Company) or any trade secrets or confidential information of other Persons provided to the Company (to the extent subject to confidentiality restrictions). Without limiting the foregoing, the Company (x) has and enforces a policy requiring each employee to execute a proprietary information/confidentiality and invention assignment agreement substantially in the forms provided to Parent and all current and former employees of the Company have executed such an agreement; and (y) has and enforces a policy requiring each contractor or other Person that receives the Company's confidential information and/or trade secrets from the Company to execute a proprietary information/confidentiality agreement substantially in the forms provided to Parent and all current and former contractors and other Persons that have received the Company's material confidential information and/or trade secrets have executed such an agreement, or something comparable thereto and incorporated into a broader agreement to the extent such confidential information and/or trade secrets were disclosed pursuant to a broader agreement. All Company Owned Intellectual Property used in or necessary to the conduct of the Company's businesses as presently conducted or currently contemplated to be conducted by the Company, was written and created solely by either (i) employees of the Company acting within the scope of their employment and is owned by the Company, or (ii) by other Persons who have either validly and irrevocably assigned all of their rights, including applicable Intellectual Property rights therein, to the Company, or granted the Company a license to all such rights, including applicable Intellectual Property rights therein, sufficient for the conduct of the Company's business as currently conducted and as presently proposed to be conducted, except where the failure to assign or grant such rights would not reasonably be expected to have a Material Adverse Effect, and no other Person owns any Company Owned Intellectual Property.


                                      18.

            (m) With respect to privacy laws applicable to data held by the Company or to which it has access (including, without limitation, HIPAA), and with respect to privacy and security agreements and contractual commitments by which the Company is bound (collectively, the "COMPANY PRIVACY COMMITMENTS"),
(i) the Company is in full compliance with all applicable Company Privacy Commitments; (ii) the transactions contemplated by this Agreement will not violate any Company Privacy Commitments; (iii) the Company has not received inquiries from the Food and Drug Administration or any other federal or state governmental agencies regarding the Company Privacy Commitments; (iv) the Company has not received any written complaints from another Person (including any individual) regarding the Company Privacy Commitments, or compliance with the Company Privacy Commitments; (v) the Company Privacy Commitments have not been rejected by any applicable certification organization which has reviewed such Company Privacy Commitments or to which any such Company Privacy Commitment has been submitted, and (vi) the Company has not experienced the cancellation, termination or revocation of any privacy or security certification issued on any Company Privacy Commitments.

            (n) The Company has in its possession or control correct and complete copies of all documents (including without limitation patents, registration certificates, renewal certificates, applications, prosecution histories, and all documents submitted to or received from the relevant patent, copyright, trademark, domain name or other authorities in the United States and foreign jurisdictions, as the case may be) relating to each item of Company Registered Intellectual Property identified in Section 2.8(a) of the Company Disclosure Letter. The Company has made available to Parent correct and complete copies of all of the documents described in this subsection.

      2.9 Compliance; Permits; Restrictions.

            (a) Neither the Company nor the conduct of its business is, in any material respect, in conflict with, or in default or violation of, any Legal Requirement applicable to the Company or by which its business or properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, threatened against the Company, nor has any Governmental Entity indicated to the Company an intention to conduct the same. No applicable Legal Requirement has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or the conduct of business by the Company as currently conducted or presently proposed to be conducted.

            (b) The Company holds all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to, the operation of the business of the Company, including, without limitation such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, the "COMPANY PERMITS"). All of the Company Permits are valid and in full force and effect, and the Company is in compliance in all material respects with the terms of the Company Permits.

            (c) Company is in compliance with all Health Care Laws material to the operation of its business as now being conducted except for failures to be in compliance that individually


                                      19.

or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on Company. For the purposes of this agreement, "HEALTH CARE LAWS" means (i) all federal and state fraud and abuse laws, including, without limitation the federal Anti-Kickback Statute (42 U.S.C. Section1320a-7(b)), the federal Stark Law (42 U.S.C. Section1395nn and Section1395(q)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), and the regulations promulgated pursuant to such statutes; (ii) the federal Food Drug and Cosmetic Act; (iii) the Clinical Laboratory Improvement Amendments (42 U.S.C. Section263a) and the regulations promulgated thereunder; (iv) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (v) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (vi) HIPAA, and (vii) quality, safety, pricing and accreditation standards and requirements of all applicable federal and state laws or regulatory bodies.

      2.10 Litigation. There is no suit, action, judgment, proceeding, claim, arbitration, investigation, or audit (each an "ACTION") pending or, to the Knowledge of the Company, threatened, against or affecting (whether pursuant to an indemnification obligation of the Company or otherwise) the Company or any property or asset of the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company, or which in any manner seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. The Company is not subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or finding.

      2.11 Brokers' and Finders' Fees. Except for fees payable to Lehman Brothers Inc. ("LEHMAN BROTHERS") pursuant to an engagement letter dated January 28, 2004, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      2.12 Employee Benefit Plans.

            (a) The employee compensation, severance, termination pay, deferred compensation, stock or stock-related awards, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether written or oral and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active employee, former employee, director or consultant of the Company, or any trade or business (whether or not incorporated) that is a member of a controlled group or that is under common control with the Company within the meaning of Section 414 of the Code (for purposes of Section 2.12 and Section 3.12, an "AFFILIATE"), or with respect to which the Company has or may in the future have liability, are referred to herein as the "COMPANY Plans." Section 2.12(a) of the Company Disclosure Letter contains a complete and accurate list of each of the Company Plans. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Company Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with


                                      20.

respect to each Company Plan; (iv) all Internal Revenue Service (the "IRS") determination, opinion, notification and advisory letters relating to any Company Plan; (v) all material correspondence to or from any governmental agency relating to any Company Plan; (vi) all COBRA forms and related notices; (vii) all discrimination tests for each Company Plan, if applicable, for the most recent three (3) plan years; and (viii) if the Company Plan is funded, the most recent periodic accounting of the Company Plan assets.

            (b) Each Company Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including ERISA and the Code, that are applicable to such Company Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by the IRS or Department of Labor (the "DOL") with respect to any Company Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Company Plans have been timely made or accrued. Section 2.12(b) of the Company Disclosure Letter includes a listing of the accrued vacation liability of the Company as of April 30, 2004. Any Company Plan intended to be qualified under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either (x) obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or (y) has both a timely pending application for such a letter (or a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to make such an application) and also sufficient remaining time to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation, unless the Company Plan still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to conform to such legislation. The Company does not have any plan or commitment to establish any new Company Plan, to modify any Company Plan (except to the extent required by law or to conform any such Company Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Company Plan. Each Company Plan can be amended, terminated or otherwise discontinued after the Effective Time of Merger I in accordance with its terms, without liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses or the issuance of Company Common Stock upon exercise of previously granted Company Options).

            (c) Neither the Company, nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has the Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in Section 3(37)A of ERISA. Neither the Company nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code. Neither the Company, nor any officer or director of the Company is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or


                                      21.

Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA, has occurred with respect to any Company Plan.

            (d) Neither the Company, nor any of its Affiliates has, before the Effective Time of Merger I and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, HIPAA, or any similar provisions of state law applicable to Company employees. None of the Company Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and the Company has not represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute. Except as specifically set forth in
Section 2.12(d) of the Company Disclosure Letter, no Company Plan provides health benefits that are not fully insured through an insurance contract.

            (e) There are no outstanding offers of employment or consulting proposals pursuant to which, if accepted, the Company would be required to hire any employee or engage any consultant with an annual compensation level in excess of $125,000 or who is entitled to or is paid a bonus in excess of $75,000. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union. No employee of the Company is represented by any labor union or covered by any collective bargaining agreement and, to the Knowledge of the Company, no campaign to establish such representation is in progress. There is no pending or, to the Knowledge of the Company, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three (3) years, and the Company considers its relationships with its employees to be good. The Company (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its current or former employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to its current or former employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its current and former employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

            (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) result in any payment (including severance, unemployment compensation, golden parachute, forgiveness of indebtedness, bonus or otherwise) becoming due to any stockholder, director or employee of, or consultant to, the Company under any Company Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.


                                      22.

            (g) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Code
Section 280G(b)(2). In the event that the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) results in any payment or benefit which will be or may be characterized as a "parachute payment," within the meaning of Code Section 280G(b)(2) (a "COMPANY POTENTIAL 280G EVENT"), Section 2.12(g) of the Company Disclosure Letter shall list all persons who the Company reasonably believes are, with respect to the Company "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof. In the event the transactions contemplated hereby may constitute a Company Potential 280G Event, the Company has provided to Parent a reasonable estimate of the "base amount" within the meaning of Section 280G(b)(3) of the Code for each disqualified person and a reasonable estimate of the "parachute payment" for each disqualified person in sufficient detail as is reasonably necessary for Parent to understand the basis for the estimates. Within a reasonable period of time after the last business day of each month after the date hereof and on or about the date which is five (5) business days prior to the expected date of the Closing, the Company shall, as and to the extent necessary, deliver to Parent a revised Schedule 2.12(g) which sets forth any additional information which the Company reasonably believes would affect the determination of the persons who are, with respect to the Company, deemed to be "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as of the date of each such revised Schedule 2.12(g).

            (h) Each Company Plan that has been adopted or maintained by the Company or its affiliates, whether informally or formally, for the benefit of employees located outside the United States is specifically set forth in Section 2.12(h) of the Company Disclosure Letter.

            (i) To the Knowledge of the Company, from January 1, 2004 through and including the date of this Agreement, none of the employees listed on
Schedule 2.12(i) (each a "SPECIFIED EMPLOYEE") (i) has expressly stated to an executive officer of the Company or member of the Company's Board of Directors that he or she intends to terminate his or her employment with the Company, (ii) has received an offer of employment from a third party, or (iii) has expressly stated to an executive officer of the Company or member of the Company's Board of Directors that he or she is planning to work less than full time at the Company within the 12 month period after Closing. As of the date hereof, the Company does not intend to terminate the employment of any Specified Employee.

      2.13 Environmental Matters.

            (a) Hazardous Material. Except as reasonably would not be likely to result in a material liability to the Company (in any individual case or in the aggregate), no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended,


                                      23.

or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "HAZARDOUS MATERIAL"), are present, as a result of the actions of the Company, or any affiliate of the Company, or, to the Knowledge of the Company, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. Except as reasonably would not be likely to result in a material liability to the Company (in any individual case or in the aggregate), (i) the Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) the Company has not disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, "HAZARDOUS MATERIALS ACTIVITIES") in violation of any law, rule, regulation, treaty or statute promulgated by any Governmental Entity in effect on or prior to the Closing Date to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity or in a manner that would be likely to result in material liability to the Company.

            (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted, except where the failure to hold such Environmental Permits could not be reasonably expected to result in a material liability to the Company.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company.

      2.14 Agreements, Contracts and Commitments. The following agreements, contracts or commitments with respect to which the Company is a party or is bound are referred to herein as the "COMPANY CONTRACTS:"

            (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of the Company's Board of Directors, other than those that are terminable by the Company on no more than thirty (30) days' notice without liability or financial obligation to the Company;

            (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;


                                      24.

            (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

            (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of the Company to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

            (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of assets in excess of $100,000 not in the ordinary course of business or pursuant to which the Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise;

            (f) any dealer, distributor, joint marketing, alliance, development or other agreement currently in force under which the Company has continuing material obligations to jointly market any product, technology or service, or any material agreement pursuant to which the Company has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by the Company;

            (g) any material agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any material agreement, contract or commitment currently in force to sell or distribute any Company products or service except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

            (h) any agreement, contract or commitment currently in force to provide source code to any third party, including any escrow agent, for any product or technology that is material to the Company;

            (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

            (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement;

            (k) any other agreement, contract or commitment (i) in connection with or pursuant to which the Company will spend or receive (or is expected to spend or receive), in the aggregate, more than $100,000 during the current fiscal year or during the next fiscal year, or (ii) that is a "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC rules); and

            (l) Company Material IP Agreements.

      Neither the Company nor to the Company's Knowledge any other party to a Company Contract, is in material breach, violation or default under, and the Company has not received


                                      25.

written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Company Contract in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). Complete and accurate copies of all Company Contracts (including all amendments thereto) have been made available to the Parent prior to the date hereof.

      2.15 Company Properties. The Company does not own any real property. The Company has good and defensible title to, or in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets necessary for the conduct of its business as currently conducted, free and clear of all Liens, except Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all leases pursuant to which the Company leases from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing material default or event of default of the Company or to the Company's Knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company has not taken steps to prevent such default from occurring). All the plants, structures, facilities, properties, leased premises and equipment of the Company except such as may be under construction as set forth in Section 2.15 of the Company Disclosure Letter, are in good operating condition and repair, in all material respects.

      2.16 Insurance. Copies of all material insurance policies maintained by the Company, including fire and casualty, general liability, product liability, business interruption and professional liability policies, have been made available to Parent.

      2.17 Statements; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 2.4(b)) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the joint proxy statement/prospectus to be sent to the stockholders of the Company and stockholders of Parent in connection with the meeting of the Company's stockholders to consider the approval and adoption of this Agreement and approval of Merger I (the "COMPANY STOCKHOLDERS' MEETING") and in connection with the meeting of Parent's stockholders to consider the approval of the Share Issuance pursuant to the terms of Merger I (the "PARENT STOCKHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT/PROSPECTUS") shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to the Company's stockholders and Parent's stockholders, at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will


                                      26.

comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time before the Effective Time of Merger I, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied or to be supplied by Parent or Merger Subs that is, will be, or is required to be, contained in any of the foregoing documents.

      2.18 Board Approval. The Board of Directors of the Company (i) has determined that Merger I is advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, Merger I and the other transactions contemplated by this Agreement and has deemed this Agreement advisable and (iii) has determined to recommend adoption of this Agreement and the approval of Merger I by the stockholders of the Company (collectively, the "COMPANY BOARD RECOMMENDATION"). The Company Board Recommendation has been neither rescinded nor revoked, other than as may be permitted after the date hereof under Section 5.3(d).

      2.19 Opinion of Financial Advisors. The Board of Directors of the Company has received an opinion from Lehman Brothers, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the Company's stockholders, a signed copy of which opinion will be delivered to Parent solely for informational purposes as promptly as practicable after receipt thereof by the Company.

      2.20 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

      2.21 State Takeover Statutes. The Board of Directors of the Company has taken all necessary action so that Parent will not be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of Delaware Law) as a result of the execution of this Agreement and consummation of the transactions contemplated hereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Transaction, this Agreement, the Company Voting Agreements or the transactions contemplated hereby and thereby.

      2.22 Company Rights Plan. None of Parent or any of its affiliates shall become an "ACQUIRING PERSON" and no "DISTRIBUTION DATE" or "SHARES ACQUISITION DATE" (as such terms are defined in the Company Rights Plan) will occur under the terms of the Rights Agreement adopted by the Company on March 16, 2001 (the "COMPANY RIGHTS PLAN") as a result of the approval, execution or delivery of this Agreement, the Company Voting Agreements or the consummation of the transactions contemplated hereby and thereby.

      2.23 Foreign Corrupt Practices Act. Neither the Company nor any officer, director, employee or agent thereof or any stockholder thereof acting on behalf of the Company has done any act or authorized, directed or participated in any act, in violation of any provision of the


                                      27.

United States Foreign Corrupt Practices Act of 1977, as amended, applied to such entity or person.

                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUBS

      Parent and Merger Subs represent and warrant to the Company, subject to such exceptions as are disclosed in writing in the disclosure letter supplied by Parent to the Company, dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT DISCLOSURE LETTER"), which disclosure shall provide an exception to or otherwise qualify the representations and warranties of Parent and Merger Subs contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure is readily apparent on its face to be applicable to such other representations or warranties, as follows:

      3.1 Organization of Parent.

            (a) Parent and each of its corporate subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would have a Material Adverse Effect (as defined in Section 8.3) on Parent.

            (b) Parent has delivered to the Company a true and complete list of all of Parent's subsidiaries, indicating the jurisdiction of incorporation or formation of each subsidiary and Parent's equity interest therein.

            (c) Parent has delivered or made available to the Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

      3.2 Parent Capital Structure. The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, par value $0.001 per share, and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share. As of the close of business on May 25, 2004, 53,428,439 shares of Parent Common Stock were issued and outstanding. As of May 25, 2004, 274 shares of Parent's Series A Preferred Stock were issued or outstanding. As of May 25, 2004, (i) an aggregate of 6,200,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's 2000 Equity Incentive Plan (the "PARENT STOCK OPTION PLAN"), under which options to purchase 5,562,876 shares were outstanding and 66,401 shares remained available for future grants, (ii) 500,000 shares of Parent Common Stock were reserved and available for issuance pursuant to a stock option grant made to Parent's Chief Executive Officer outside of the Parent Stock Option Plan, (iii) 208,380 shares of Parent Common Stock were reserved and


                                      28.

available for issuance pursuant to Parent's 2000 Employee Stock Purchase Plan (the "PARENT PURCHASE PLAN"), (iv) 4,546,721 shares of Parent Common Stock were reserved and available for issuance pursuant to the conversion of or payments of dividends pursuant to the outstanding shares of Parent's Series A Preferred Stock in accordance with the terms and conditions of the Series A Preferred Stock, and (v) 12,505,747 shares of Parent Common Stock were reserved and available for issuance pursuant to outstanding warrants. Except as set forth in the immediately preceding sentence, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All of the outstanding shares of Parent's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

      Section 3.2 of the Parent Disclosure Letter sets forth for each outstanding option to purchase shares of Parent Common Stock (each a "PARENT OPTION") as of the date hereof, (i) the name and location of the holder of such Parent Option, (ii) the Parent Stock Option Plan pursuant to which such option was issued, (iii) the number of shares of Parent Common Stock issuable upon the exercise of such Parent Option, (iv) the exercise price of such Parent Option,
(v) the date on which such Parent Option was granted, (vi) the applicable vesting schedule for such Parent Option, (vii) whether such Parent Option qualifies as an incentive stock option as defined in Section 422 of the Code, and (viii) the date on which such Parent Option expires.

      3.3 Obligations With Respect to Capital Stock. As of the date hereof, except as set forth in Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. As of the date hereof, except for securities Parent owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. As of the date hereof, except as set forth in Section 3.2, and other than the rights to purchase shares of Parent Company Stock pursuant to offer letters for prospective employees of Parent in the ordinary course of business and consistent with past practice set forth in Section 3.3 of the Parent Disclosure Letter, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except for the Parent Voting Agreements, there are no registration rights and, to the Knowledge of Parent there are no voting trusts, proxies or other agreements or understandings with respect to the registration or voting of any equity security of any class of Parent or with respect to the registration or voting of any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. The Transaction and the other transactions contemplated


                                      29.

hereby will not cause any adjustment pursuant to any antidilution provisions in any outstanding equity securities of the Parent.

      3.4 Authority; No Conflicts.

            (a) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Subs, subject only to the approval of the Share Issuance and the Charter Amendment by Parent's stockholders as contemplated in Section 5.2 (the "PARENT STOCKHOLDER APPROVAL") and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Parent and Merger Subs and, assuming the due authorization, execution and delivery by the Company constitutes the valid and binding obligations of Parent and Merger Subs, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or the equivalent organizational documents of any of its subsidiaries,
(ii) subject to obtaining Parent Stockholder Approval and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any Legal Requirement applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of Parent or any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties, including any leased real property, or assets of Parent or any of its subsidiaries pursuant to, any Parent Contract (as defined in Section 3.14). The Parent Disclosure Letter lists all consents, waivers and approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if not obtained, would have a Material Adverse Effect on Parent or the Surviving Entity or have a material adverse effect on the ability of the parties to consummate the Transaction.

            (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to Parent or the Company or have a material adverse effect on the ability of the parties to consummate the Transaction.

      3.5 SEC Filings; Parent Financial Statements.

            (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since January 1, 2001, and has made available to the Company such forms,


                                      30.

reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS" and all Parent SEC Reports filed prior to the date hereof are referred to herein as the "FILED PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing before the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto at the time of filing,
(ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the rules and regulations of the SEC) and (iii) fairly presented the financial position of Parent at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent contained in the Parent SEC Reports as of December 31, 2003 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

            (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications that have not yet been filed with the SEC but that are required to be filed, to agreements, documents or other instruments that previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

      3.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, except as disclosed in the Filed Parent SEC Reports and except for the transactions contemplated hereby, Parent has conducted its business only in the ordinary course consistent with past practice and there has not been any Material Adverse Effect on Parent, and, from such date to the date hereof there has not been: (i) any change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or the rules and regulations promulgated by the SEC, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to Parent's capital stock, (iii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing


                                      31.

off notes or accounts receivable other than in the ordinary course of business consistent with past practice, or (iv) any split, combination or reclassification of any of Parent's capital stock.

      3.7 Taxes.

            (a) Parent and each of its subsidiaries have timely filed all material Returns relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority. Such Returns are true and correct in all material respects and have been completed in accordance with applicable law. Parent and each of its subsidiaries have paid all Taxes that are shown to be due and payable on such Returns, except for such Taxes which are being contested in good faith and for which they have provided adequate reserves. True and correct copies of all such Returns for the four fiscal years prior to the date of this Agreement have been provided or made available to the Company.

            (b) Parent and each of its subsidiaries have withheld with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal and state income taxes, Taxes pursuant to the FICA and FUTA, and other Taxes required to be withheld, except such Taxes that are not material to Parent.

            (c) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency or adjustment outstanding, proposed or assessed against Parent or any of its subsidiaries (except for such Taxes which are being contested in good faith and for which it has provided adequate reserves), nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

            (d) No audit or other examination of any material Return of Parent or any of its subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

            (e) Neither Parent nor any of its subsidiaries had, as of December 31, 2003, any liability for any material unpaid Taxes that has not been accrued for or reserved against on the Parent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise. Since December 31, 2003, neither Parent nor any of its subsidiaries has incurred any liability for any material Taxes other than in the ordinary course of business.

            (f) There is no contract, agreement, plan or arrangement to which Parent or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount in excess of $250,000 that would not be deductible pursuant to Sections 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

            (g) Neither Parent nor any of its subsidiaries has filed any consent agreement under former Section 341(f) of the Code or agreed to have former
Section 341(f)(2) of the Code


                                      32.

apply to any disposition of a subsection (f) asset (as defined in former Section 341(f)(4) of the Code) owned by Parent or any of its subsidiaries.

            (h) Neither Parent nor any of its subsidiaries (i) is party to or has any obligation under any Tax sharing, indemnity or allocation agreement or arrangement (ii) has ever been a member of an affiliated group (within the meaning of Code Section1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent) or (iii) has any liability for the Taxes of any person (other than Parent or any of its subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

            (i) Neither Parent nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Transaction.

            (j) Parent (i) is not a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, (ii) does not own a single member limited liability company (other than Merger Sub II) which is treated as a disregarded entity, (iii) is not a stockholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law), (iv) is not a "personal holding company" as defined in Section 542 of the Code (or any similar provision of state, local or foreign Law), (v) is not a "passive foreign investment company" within the meaning of Section 1297 of the Code and (vi) is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the period beginning 5 years before the Effective Time of Merger I.

      3.8 Parent Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

      "PARENT OWNED INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by Parent or any of its subsidiaries.

      "PARENT LICENSED INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is licensed to the Parent or any of its subsidiaries, other than software which (i) is licensed pursuant to inbound "shrink-wrap" licenses and similar publicly available commercial binary code end-user licenses, and (ii) has not been misused, modified or otherwise used in violation of such licenses.

      "PARENT INTELLECTUAL PROPERTY" shall mean Parent Owned Intellectual Property and Parent Licensed Intellectual Property.

      "PARENT REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or any of its subsidiaries.


                                      33.

            (a) Except with respect to Parent Registered Intellectual Property that Parent intentionally abandoned and/or is no longer needed, used by or intended to be used by Parent, Section 3.8(a) of the Parent Disclosure Letter lists all Parent Registered Intellectual Property.

            (b) No Parent Owned Intellectual Property, and to the Knowledge of the Parent, no Parent Licensed Intellectual Property, is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by the Parent or any of its subsidiaries in a manner that would reasonably be expected to have a Material Adverse Effect, or that may affect the validity, use or enforceability of such Parent Intellectual Property, in each case in a manner that would reasonably be expected to have a Material Adverse Effect.

            (c) Except with respect to Parent Registered Intellectual Property that Parent intentionally abandoned and/or is no longer needed, used by or intended to be used by Parent as set forth in Section 3.8(c) of the Parent Disclosure Letter, all necessary registration, maintenance and renewal fees currently due in connection with such Parent Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Parent Registered Intellectual Property have been filed with the relevant Patent, Copyright, Trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Parent Registered Intellectual Property, and the Parent has no reason to believe that any material item of Parent Registered Intellectual Property is not valid and subsisting. Section 3.8(c) of the Parent Disclosure Letter lists any proceedings or actions (except for actions taken in the normal course with respect to the prosecution of, or application for, Parent Registered Intellectual Property) before any court, tribunal (including the USPTO) or equivalent authority anywhere in the world related to Parent Registered Intellectual Property.

            (d) Other than inbound "shrink-wrap" and similar publicly available commercial binary code end-user licenses, Section 3.8(d) of the Parent Disclosure Letter lists all material contracts, licenses and agreements to which Parent and any of its subsidiaries is a party (i) with respect to any Parent Intellectual Property licensed or transferred to another Person, or placed into escrow with another Person; or (ii) pursuant to which another Person has licensed or transferred any material Intellectual Property to Parent or any of its subsidiaries.

            (e) Parent owns and has good and exclusive title to, or has licensed (sufficient for the conduct of its business as currently conducted and as presently proposed to be conducted), each material item of Parent Intellectual Property free and clear of any Lien (excluding licenses and related restrictions and any Lien for current taxes not yet due and payable; provided, however, that claims of infringement or misappropriation of Parent Intellectual Property shall not be deemed Liens for the purpose of this Section 3.8(e)).

            (f) Except with respect to Parent Intellectual Property licensed to other Persons as provided for in Section 2.8(d) and except with respect to Parent Licensed Intellectual Property, no other Person owns or has any rights to use any of Parent Intellectual Property.

            (g) To the extent that any material Parent Intellectual Property has been developed or created by another Person (including an employee or contractor of the Parent, or by any other Person) for the Parent or any of its subsidiaries, Parent has a written agreement with


                                      34.

such other Person with respect thereto and pursuant to which Parent either (i) has obtained ownership of, and is the exclusive owner of all of such Person's rights in such Intellectual Property, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such Person's Intellectual Property in such work, material or invention by operation of law or by valid assignment, except in each case, with respect to Parent Intellectual Property that is no longer needed, used by or intended to be used by the Parent in the conduct of its business as currently conducted and as presently proposed to be conducted. No former or current director, officer, employee or independent contractor of the Parent has any right to receive royalty payments or license fees from the Parent with respect to Parent Intellectual Property.

            (h) Neither Parent nor any of its subsidiaries has transferred ownership of, or granted any exclusive license (or option for an exclusive license or right of first refusal for an exclusive license) with respect to, any Intellectual Property that is material Parent Intellectual Property owned by Parent or any of its subsidiaries, to another Person or has permitted rights in material Parent Intellectual Property owned by Parent to lapse or enter the public domain (except to the extent that Parent intentionally permitted such rights to lapse or become public and/or is no longer used by or intended to be used by Parent or its subsidiaries).

            (i) All material contracts, licenses and agreements relating to Parent Intellectual Property and to which Parent is a party (including those listed in Section 3.8(d) of the Parent Disclosure Letter) are in full force and effect ("PARENT MATERIAL IP AGREEMENTS"). Except as set forth in Section 3.8(i) of the Parent Disclosure Letter, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification or automatic cancellation of the Parent Material IP Agreements nor give the other party thereto the right to terminate such agreements, nor will the consummation of the transactions contemplated by this Agreement result in the release from any escrow of any Parent Owned Intellectual Property. To the Knowledge of Parent, no event has occurred, and no circumstance or condition exists that has resulted in, or could reasonably be expected to result in, the release from any escrow of any Parent Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not restrict the Parent's and each of its subsidiaries' rights to exercise their respective rights under such Parent Material IP Agreements (i) to the same extent Parent and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred, and (ii) without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Parent or its subsidiaries would otherwise be required to pay. Except as set forth in Section 2.8(i) of the Parent Disclosure Letter, under the terms of the Parent Contracts and other obligations of Parent, neither this Agreement nor the transactions contemplated by this Agreement will result in (x) any of Parent or its subsidiaries, including Merger Subs, granting to another Person any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (y) any of Parent or its subsidiaries, including Merger Subs, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (z) any of Parent or its subsidiaries, including Merger Subs, being obligated to pay any royalties or other material amounts to another Person in excess of those payable by Parent or any of its subsidiaries, including Merger Subs, respectively, before the Closing.


                                      35.

            (j) To the Knowledge of Parent, and except as set forth in Section 3.8(j) of the Parent Disclosure Letter, the operation of the business of Parent and its subsidiaries as such business currently is conducted, including the design, development, manufacture, marketing and sale of the products or services of Parent and its subsidiaries (including products currently under development) has not, does not and to the Knowledge of the Parent, will not infringe or misappropriate the Intellectual Property of another Person or, to the Knowledge of Parent, constitute unfair competition or trade practices under the laws of any jurisdiction. Except as set forth in Section 3.8(j) of the Parent's Disclosure Letter, to the Knowledge of the Parent and its subsidiaries, no other Person has infringed upon or misappropriated any Parent Intellectual Property.

            (k) Except as set forth in Section 3.8(k) of the Parent Disclosure Letter, neither Parent nor any of its subsidiaries has received notice from any Person that the operation of the business of Parent (as further described in Section 3.8(j) above) or any of its subsidiaries or any act, product or service of Parent or any of its subsidiaries, infringes or misappropriates the Intellectual Property of another Person or constitutes unfair competition or trade practices under the laws of any jurisdiction in a manner that would reasonably be expected to have a Material Adverse Effect.

            (l) Parent and each of its subsidiaries has taken reasonable steps to protect Parent's and its subsidiaries' rights in Parent's and its subsidiaries' confidential information and trade secrets (except to the extent intentionally not protected because such confidential information or trade secrets are no longer used by or intended to be used by or needed for the Parent or its subsidiaries) or any trade secrets or confidential information of other Persons provided to Parent or any of its subsidiaries (to the extent subject to confidentiality restrictions). Without limiting the foregoing, each of Parent and its subsidiaries (x) has and enforces a policy requiring each employee to execute a proprietary information/confidentiality and invention assignment agreement substantially in the forms provided to the Company and all current and former employees of Parent and any of its subsidiaries have executed such an agreement; and (y) has and enforces a policy requiring each contractor or other Person that receives Parent's or its subsidiaries' confidential information and/or trade secrets from Parent or its subsidiaries, to execute a proprietary information/confidentiality agreement substantially in the forms provided to the Company and all current and former contractors and other Persons that have received Parent's or its subsidiaries' material confidential information and/or trade secrets have executed such an agreement, or something comparable thereto and incorporated into a broader agreement to the extent such confidential information and/or trade secrets were disclosed pursuant to a broader agreement. All Parent Owned Intellectual Property used in or necessary to the conduct of Parent's and each of its subsidiaries' businesses as presently conducted or currently contemplated to be conducted by Parent and its subsidiaries, was written and created solely by either (i) employees of Parent or its subsidiaries acting within the scope of their employment and is owned by Parent, or (ii) by other Persons who have either validly and irrevocably assigned all of their rights, including applicable Intellectual Property rights therein, to Parent or its subsidiaries, or granted Parent a license to all such rights, including applicable Intellectual Property rights therein, sufficient for the conduct of Parent's business as currently conducted and as presently proposed to be conducted except where the failure to assign or grant such rights would not reasonably be expected to have a Material Adverse Effect, and no other Person owns any Parent Owned Intellectual Property.


                                      36.

            (m) With respect to privacy laws applicable to data held by the Parent or any of its subsidiaries or to which any of them have access (including, without limitation, HIPAA), and with respect to privacy and security agreements and contractual commitments by which the Parent or any of the subsidiaries are bound (collectively, the "PARENT PRIVACY COMMITMENTS"), (i) the Parent and its subsidiaries are in full compliance with all applicable Parent Privacy Commitments; (ii) the transactions contemplated by this Agreement will not violate any Parent Privacy Commitments; (iii) the Parent has not received inquiries from the Food and Drug Administration or any other federal or state governmental agencies regarding the Parent Privacy Commitments; (iv) the Parent has not received any written complaints from another Person (including any individual) regarding the Parent Privacy Commitments, or compliance with the Parent Privacy Commitments; (v) the Parent Privacy Commitments have not been rejected by any applicable certification organization which has reviewed such Parent Privacy Commitments or to which any such Parent Privacy Commitment has been submitted, and (vi) the Parent and its subsidiaries have not experienced the cancellation, termination or revocation of any privacy or security certification issued on any Parent Privacy Commitments.

            (n) The Parent has in its possession or control correct and complete copies of all documents (including without limitation patents, registration certificates, renewal certificates, applications, prosecution histories, and all documents submitted to or received from the relevant patent, copyright, trademark, domain name or other authorities in the United States and foreign jurisdictions, as the case may be) relating to each item of Parent Registered Intellectual Property identified in Section 3.8(a) of the Parent Disclosure Letter. The Parent has made available to Company correct and complete copies of all of the documents described in this subsection.

      3.9 Compliance; Permits; Restrictions.

            (a) Neither Parent nor any of its subsidiaries nor the conduct of their respective businesses is, in any material respect, in conflict with, or in default or violation of, any Legal Requirement applicable to Parent or any of its subsidiaries or by which its or any of their respective businesses or properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to the Knowledge of Parent, threatened against Parent or its subsidiaries, nor has any Governmental Entity indicated to Parent an intention to conduct the same. No applicable Legal Requirement has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries or the conduct of business by Parent as currently conducted or presently proposed to be conducted.

            (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to the operation of the business of Parent, including, without limitation such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (collectively, the "PARENT PERMITS"). All of the Parent Permits are valid and in full force and effect, and Parent and its subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

            (c) Parent and its subsidiaries are, to Parent's knowledge, in compliance with all Health Care Laws material to the operation of their business as now being conducted except for


                                      37.

failures to be in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect on Parent.

      3.10 Litigation. There is no Action pending or, to the Knowledge of Parent, threatened, against or affecting (whether pursuant to an indemnification obligation of Parent or otherwise) Parent or any subsidiary of Parent or any property or asset of Parent or any subsidiary of Parent which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent, or which in any manner seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. Parent is not subject to any outstanding and unsatisfied order, writ, injunction, decree or arbitration ruling, award or finding.

      3.11 Brokers' and Finders' Fees. Except for fees payable to Lazard Freres & Co. LLC ("LAZARD FRERES") pursuant to an engagement letter dated January 12, 2004, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.12 Employee Benefit Plans.

            (a) The employee compensation, severance, termination pay, deferred compensation, stock or stock-related awards, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether written or oral and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active employee, former employee, director or consultant of Parent, any subsidiary of Parent or any trade or business (whether or not incorporated) that is an Affiliate, or with respect to which Parent has or may in the future have liability, are referred to herein as the "PARENT PLANS." Section 3.12(a) of the Parent Disclosure Letter contains a complete and accurate list of each of the Parent Plans. Parent has provided to the Company: (i) correct and complete copies of all documents embodying each Parent Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Parent Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Parent Plan; (iv) all IRS determination, opinion, notification and advisory letters relating to any Parent Plan; (v) all material correspondence to or from any governmental agency relating to any Parent Plan; (vi) all COBRA forms and related notices; (vii) all discrimination tests for each Parent Plan, if applicable, for the most recent three (3) plan years; and (viii) if the Parent Plan is funded, the most recent periodic accounting of the Parent Plan assets.

            (b) Each Parent Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including ERISA and the Code, that are applicable to such Parent Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Plan activities) has been brought, or to the Knowledge of Parent is threatened, against or with respect to any such Parent Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of Parent, threatened by the IRS or


                                      38.

the DOL with respect to any Parent Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Parent Plans have been timely made or accrued. Section 3.12(b) of the Parent Disclosure Letter includes a listing of the accrued vacation liability of Parent as of May 15, 2004. Any Parent Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either (x) obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or (y) has both a timely pending application for such a letter (or a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to make such an application) and also sufficient remaining time to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation, unless the Parent Plan still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to conform to such legislation. Parent does not have any plan or commitment to establish any new Parent Plan, to modify any Parent Plan (except to the extent required by law or to conform any such Parent Plan to the requirements of any applicable law, in each case as previously disclosed to the Company in writing, or as required by this Agreement), or to enter into any new Parent Plan. Each Parent Plan can be amended, terminated or otherwise discontinued after the Effective Time of Merger I in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses or the issuance of Parent Common Stock upon exercise of previously granted Parent Options).

            (c) Neither Parent, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Parent contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in Section 3(37)(A) of ERISA. Neither Parent nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code. Neither Parent, any of its subsidiaries, nor any officer or director of Parent or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA, has occurred with respect to any Parent Plan.

            (d) Neither Parent, any of its subsidiaries, nor any of their Affiliates has, before the Effective Time of Merger I and in any material respect, violated any of the health continuation requirements of COBRA, the requirements of the Family Medical Leave Act of 1993, as amended, HIPAA, or any similar provisions of state law applicable to Parent employees. None of the Parent Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Parent nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute. Except as specifically set forth in Section 3.12(d) of the Parent Disclosure Letter, no Parent Plan provides health benefits that are not fully insured through an insurance contract.


                                      39.

            (e) Neither Parent nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employee of Parent or any of its subsidiaries is represented by any labor union or covered by any collective bargaining agreement and, to the Knowledge of Parent, no campaign to establish such representation is in progress. There is no pending or, to the Knowledge of Parent, threatened labor dispute involving Parent or any of its subsidiaries and any group of its employees nor has Parent or any of its subsidiaries experienced any labor interruptions over the past three (3) years, and Parent and its subsidiaries consider their relationships with their employees to be good. Parent (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to its current or former employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to its current or former employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for its current and former employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Parent under any worker's compensation policy or long-term disability policy.

            (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) result in any payment (including severance, unemployment compensation, golden parachute, forgiveness of indebtedness, bonus or otherwise) becoming due to any stockholder, director or employee of, or consultant to, Parent or any of its subsidiaries under any Parent Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

            (g) No payment or benefit which will or may be made by Parent or its Affiliates with respect to any employee or any other "disqualified individual" (as defined in Code Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Code Section 280G(b)(2). In the event that the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) results in any payment or benefit which will be or may be characterized as a "parachute payment," within the meaning of Code Section 280G(b)(2) (a "PARENT POTENTIAL 280G EVENT"),
Section 3.12(g) of the Parent Disclosure Letter shall list all persons who Parent reasonably believes are, with respect to Parent or any of its subsidiaries, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof. In the event the transactions contemplated hereby may constitute a Parent Potential 280G Event, Parent has provided to the Company a reasonable estimate of the "base amount" within the meaning of Section 280G(b)(3) of the Code for each disqualified person and a reasonable estimate of the "parachute payment" for each disqualified person in sufficient detail as is reasonably necessary for the Company to understand the basis for the estimates. Within a reasonable period of time


                                      40.

after the last business day of each month after the date hereof and on or about the date which is five (5) business days prior to the expected date of the Closing, Parent shall, as and to the extent necessary, deliver to the Company a revised Schedule 3.12(g) which sets forth any additional information which the Company reasonably believes would affect the determination of the persons who are, with respect to Parent or any of its subsidiaries, deemed to be "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as of the date of each such revised
Schedule 3.12(g).

            (h) Each Parent Plan that has been adopted or maintained by Parent or its affiliates, whether informally or formally, for the benefit of employees located outside the United States is specifically set forth in Section 3.12(h) of the Parent Disclosure Letter.

      3.13 Environmental Matters.

            (a) Hazardous Material. Except as reasonably would not be likely to result in a material liability to Parent (in any individual case or in the aggregate), no underground storage tanks and no Hazardous Materials are present as a result of the actions of Parent, of its subsidiaries or any affiliate of Parent, or to the Knowledge of Parent, as a result of any actions of any third party, or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent or any of its subsidiaries has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. Except as reasonably would not be likely to result in a material liability to Parent (in any individual case or in the aggregate), (i) neither Parent nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Parent nor any of its subsidiaries has engaged in Hazardous Materials Activities in violation of any law, rule, regulation, treaty or statute promulgated by any Governmental Entity in effect on or prior to the Closing Date to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity or in a manner that would be likely to result in material liability to Parent.

            (c) Permits. Parent and its subsidiaries currently hold all Environmental Permits necessary for the conduct of Parent's and its subsidiaries' Hazardous Material Activities and other businesses of Parent and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to hold such Environmental Permits could not be reasonably expected to result in a material liability to Parent.

            (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Parent or any of its subsidiaries.

      3.14 Agreements, Contracts and Commitments. The following agreements, contracts or commitments with respect to which Parent or one of its subsidiaries is a party or is bound are referred to herein as the "PARENT CONTRACTS:"


                                      41.

            (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Parent's Board of Directors, other than those that are terminable by Parent or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to Parent;

            (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

            (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Parent or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

            (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Parent or any of its subsidiaries after the date of this Agreement of assets in excess of $100,000 not in the ordinary course of business or pursuant to which Parent has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Parent's subsidiaries;

            (f) any dealer, distributor, joint marketing, alliance, development or other agreement currently in force under which Parent or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service, or any material agreement pursuant to which Parent or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Parent or any of its subsidiaries;

            (g) any material agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Parent product, service or technology or any material agreement, contract or commitment currently in force to sell or distribute any Parent products or service, except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to the Company;

            (h) any agreement, contract or commitment currently in force to provide source code to any third party, including any escrow agent, for any product or technology that is material to Parent and its subsidiaries taken as a whole;

            (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;


                                      42.

            (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement;

            (k) any other agreement, contract or commitment (i) in connection with or pursuant to which Parent and its subsidiaries will spend or receive (or are expected to spend or receive), in the aggregate, more than $100,000 during the current fiscal year or during the next fiscal year, or (ii) that is a "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the SEC rules); and

            (l) Parent Material IP Agreements.

      Neither Parent nor any of its subsidiaries, nor to Parent's Knowledge any other party to a Parent Contract is in material breach, violation or default under, and neither Parent nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Parent Contract in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). Complete and accurate copies of all Parent Contracts (including all amendments thereto) have been made available to the Company prior to the date hereof.

      3.15 Parent Properties. Neither Parent nor any of its subsidiaries owns any real property. Parent and each of its subsidiaries have good and defensible title to, or in the case of leased properties and assets, valid leasehold interests in, all of their properties and assets necessary for the conduct of their respective businesses as currently conducted, free and clear of all Liens, except Liens for taxes not yet due and payable and such Liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all leases pursuant to which Parent or any of its subsidiaries lease from others material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any such leases, any existing material default or event of default of Parent or any of its subsidiaries or, to Parent's Knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Parent or its subsidiary has not taken steps to prevent such default from occurring). All the plants, structures, facilities, properties, leased premises and equipment of Parent and its subsidiaries, except such as may be under construction as set forth in Section 3.15 of the Parent Disclosure Letter, are in good operating condition and repair, in all material respects.

      3.16 Insurance. Copies of all material insurance policies maintained by Parent, including fire and casualty, general liability, product liability, business interruption and professional liability policies, have been made available to the Company.

      3.17 Statements; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Registration Statement will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed


                                       43.

to Parent's stockholders and the Company's stockholders, at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting or the Company Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time before the Effective Time of Merger I, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied or to be supplied by the Company that is, will be, or is required to be contained in any of the foregoing documents.

      3.18 Board Approval. The Board of Directors of Parent (i) has determined that Merger I is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Transaction and the other transactions contemplated by this Agreement and (iii) has determined that the Charter Amendment is advisable, and (iv) has approved and determined to recommend that the stockholders of Parent vote to approve the Share Issuance and the Charter Amendment (collectively, the "PARENT BOARD RECOMMENDATION," and each of the Parent Board Recommendation and the Company Board Recommendation are hereinafter referred to, as applicable, a "BOARD RECOMMENDATION"). The Parent Board Recommendation has been neither rescinded nor revoked, other than as may be permitted after the date hereof under Section 5.3(d).

      3.19 Opinion of Financial Advisor. The Board of Directors of Parent has received an opinion from Lazard Freres dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view to Parent, a signed copy of which opinion will be delivered to the Company solely for informational purposes as promptly as practicable after receipt thereof by Parent.

      3.20 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Charter Amendment, this Agreement and Merger I.

      3.21 State Takeover Statutes. As of the date hereof, none of Parent or Merger Subs is an "interested stockholder" (as such term is used in Section 203 of Delaware Law). No other state takeover statute or similar statute or regulation applies or purports to apply to the Transaction, this Agreement or the transactions contemplated hereby.

      3.22 Foreign Corrupt Practices Act. Neither Parent nor any of its subsidiaries, nor any officer, director, employee or agent thereof or any stockholder thereof acting on behalf of Parent or any of its subsidiaries, has done any act or authorized, directed or participated in any act, in


                                       44.

violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, applied to such entity or person.

      3.23 Merger Sub I. The authorized capital stock of Merger Sub I consists of 100 shares of Common Stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub I is, and at the Effective Time of Merger I will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub I, (ii) no securities of Merger Sub I convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub I and (iii) no options or other rights to acquire from Merger Sub I, and no obligations of Merger Sub I to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub I. Merger Sub I has not conducted any business prior to the date hereof and has no, and prior to the Effective Time of Merger I will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and Merger I and the other transactions contemplated by this Agreement.

      3.24 Merger Sub II . Parent is the sole member of Merger Sub II, and at the Effective Time of Merger II will be the sole member of Merger Sub II, and there are (i) no other equity interests or voting securities of Merger Sub II,
(ii) no securities of Merger Sub II convertible into or exchangeable for membership units or voting securities of Merger Sub II and (iii) no options or other rights to acquire from Merger Sub II, and no obligations of Merger Sub II to issue, any membership units, voting securities or securities convertible into or exchangeable for membership units or voting securities of Merger Sub II. Merger Sub II has not conducted any business prior to the date hereof and has no, and prior to the Effective Time of Merger II will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and Merger II and the other transactions contemplated by this Agreement.

                                   ARTICLE IV
                 CONDUCT PRIOR TO THE EFFECTIVE TIME OF MERGER I

      4.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time of Merger I (the "PRE-CLOSING PERIOD"), the Company agrees, except (i) as specifically provided in this Agreement or Article IV of the Company Disclosure Letter or (ii) to the extent that Parent shall otherwise consent in writing (the provision of a response to any request for such consent not to be unreasonably delayed), to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws, rules and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers, employees and consultants and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition to and without limiting the generality of the foregoing, except (x) as specifically provided in this Agreement or Article IV of the Company Disclosure Letter, or (y) to the extent that Parent shall otherwise consent in writing


                                       45.

(the provision of a response to any request for such consent not to be unreasonably delayed), during the Pre-Closing Period, the Company shall not do any of the following:

            (a) Accelerate, amend, modify or waive any stock repurchase rights; accelerate, amend or modify the period of exercisability or other material terms of options, warrants or restricted stock; reprice or exchange options or warrants granted under any employee, consultant or director stock plans or otherwise; or authorize cash payments in exchange for any options, warrants or restricted stock granted under any of such plans or otherwise;

            (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

            (c) Enter into any letter of intent, term sheet or agreement, or otherwise make any agreement or commitment, with respect to any diagnostic rights related to the Company Intellectual Property or any Company product;

            (d) Grant any severance or termination pay (cash, equity or otherwise) to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as disclosed in
Section 4.1(d) of the Company Disclosure Letter or otherwise immaterial in amount (not to exceed $15,000 individually and $250,000 in the aggregate), or adopt any new severance or termination plan or amend or modify or alter in any manner any severance or termination plan, agreement or arrangement existing on the date hereof;

            (e) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights;

            (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

            (g) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (h) Issue, deliver, sell, authorize, grant, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement under Company Stock Option Plans, (ii) the granting of options to purchase shares of Company Common Stock with exercise prices equal to or greater than the fair market value of Company Common Stock in the ordinary course of business, consistent with past practice and in accordance with Company Stock Option Plans in an amount not to exceed


                                       46.

options to purchase 50,000 shares for any one Person, but in any event not to exceed 200,000 shares in the aggregate, (iii) shares of Company Common Stock issuable upon the exercise of the options referred to in clause (ii) above, (iv) shares of Company Common Stock issuable pursuant to the exercise of warrants outstanding on the date hereof, and (v) shares of Company Common Stock issuable to participants in the Company Purchase Plan consistent with the terms thereof.

            (i) Cause, permit or propose any amendments to the Certificate of Incorporation or Bylaws of the Company;

            (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of the Company;

            (k) Sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer, in whole or in part, any properties or assets or any interest therein, except for sales, leases, licenses, encumbrances, conveyances, assignments, sublicenses, dispositions or other transfers in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to the business of the Company;

            (l) Lend money to any Person, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or
(ii) pursuant to credit facilities existing as of the date of this Agreement in the ordinary course of business;

            (m) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration (cash, equity or otherwise) to any director, employee or consultant, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except payment of bonuses or increases in salaries or wage rates or fringe benefits to non-officer employees or consultants in the ordinary course of business consistent with past practice;

            (n) Make any individual or series of related payments outside of the ordinary course of business in excess of $250,000;

            (o) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any Company Contract, or waive, delay the exercise of, release or assign any material rights or material claims thereunder;



                                       47.

            (p) Enter into, or materially modify, any material contract, agreement or obligation relating to the distribution, sale, license or marketing by third parties of the Company's products or products licensed by the Company;

            (q) Revalue any of its assets or, except as required by GAAP, adopt or change any accounting methods, principles or practices;

            (r) Enter into any closing agreement in respect of material Taxes, settle any claim or assessment in respect of any material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes, make or change any material Tax election, change any method of accounting resulting in a material amount of additional Tax or file any material amended Tax Return;

            (s) Incur or enter into any agreement or commitment in excess of $250,000 individually;

            (t) Hire any employee or consultant with an annual compensation level in excess of $125,000 or who is entitled to or is paid a bonus in excess of $75,000;

            (u) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of non-material amounts in the ordinary course of business;

            (v) Make any grant of exclusive rights to any third party;

            (w) Modify or amend in any manner that is materially adverse to the Company, or terminate, any material agreement or any confidentiality agreement entered into by the Company or any subsidiary, or release or waive any material rights for claims, or modify or amend in any manner materially adverse to the Company, any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party;

            (x) Engage in any action with the intent to, directly or indirectly, adversely impact or materially delay, or which is reasonably likely to have the effect of adversely impacting or materially delaying, the consummation of the Transaction or any of the other transactions contemplated by this Agreement;

            (y) Sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer, in whole or in part, any properties, assets or rights used in, or any other interest in, the Company's microfluidics business or assay reagent business; or

            (z) Agree in writing or otherwise commit to take any of the actions described in Section 4.1(a) through (y) above.

      4.2 Conduct of Business by Parent. During the Pre-Closing Period, Parent (which for the purposes of this Article IV shall include Parent and each of its subsidiaries) agrees, except (i) as specifically provided in this Agreement or
Article IV of the Parent Disclosure Letter or (ii) to the extent that the Company shall otherwise consent in writing (the provision of a response to any request for such consent not to be unreasonably delayed), to carry on its business in the ordinary


                                       48.

course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, subject to good faith disputes over such obligations and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition to and without limiting the generality of the foregoing, except (x) as specifically provided in this Agreement or Article IV of the Parent Disclosure Letter or (y) to the extent that the Company shall otherwise consent in writing (the provision of a response to any request for such consent not to be unreasonably delayed), during the Pre-Closing Period, Parent shall not do any of the following and shall prevent its subsidiaries from doing any of the following:

            (a) Accelerate, amend, modify or waive any stock repurchase rights; accelerate, amend or modify the period of exercisability or other material terms of options, warrants or restricted stock; reprice or exchange options or warrants granted under any employee, consultant or director stock plans or otherwise; or authorize cash payments in exchange for any options, warrants or restricted stock granted under any of such plans or otherwise;

            (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

            (c) Enter into any letter of intent, term sheet or agreement, or otherwise make any agreement or commitment, with respect to any rights related to the Parent Intellectual Property or any Parent product, except in the ordinary course of business consistent with past practices;

            (d) Grant any severance or termination pay (cash, equity or otherwise) to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as disclosed in
Section 4.2(d) of the Parent Disclosure Letter or otherwise immaterial in amount (not to exceed $15,000 individually and $250,000 in the aggregate), or adopt any new severance or termination plan or amend or modify or alter in any manner any severance or termination plan, agreement or arrangement existing on the date hereof;

            (e) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Parent Intellectual Property, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights;

            (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

            (g) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in


                                       49.

connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

            (h) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Parent Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement under the Parent Stock Option Plan, (ii) the granting of options to purchase shares of Parent Common Stock with exercise prices equal to or greater than the fair market value of Parent Common Stock in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans in an amount not to exceed options to purchase 50,000 shares for any one Person, but in any event not to exceed 200,000 shares in the aggregate, (iii) shares of Parent Common Stock issuable upon the exercise of the options referred to in clause (ii) above, and (iv) shares of Parent Common Stock issuable pursuant to the exercise of warrants outstanding on the date hereof, and (v) shares of Parent Common Stock issuable to participants in the Parent Purchase Plan consistent with the terms thereof.

            (i) Cause, permit or propose any amendments to the Certificate of Incorporation or Bylaws of Parent (or similar governing instruments of any subsidiaries);

            (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of Parent;

            (k) Sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer, in whole or in part, any properties or assets or any interest therein (other than those transfers or licenses permitted by Section 4.2(e)) except for sales, leases, licenses, encumbrances, conveyances, assignments, sublicenses, dispositions or other transfers (i) in the ordinary course of business consistent with past practice or (ii) of property or assets that are not material, individually or in the aggregate, to the business of Parent;

            (l) Lend money to any Person, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or
(ii) pursuant to existing credit facilities in the ordinary course of business;

            (m) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any


                                       50.

special bonus or special remuneration (cash, equity or otherwise) to any director, employee or consultant, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except payment of bonuses or increases in salaries or wage rates or fringe benefits to non-officer employees or consultants in the ordinary course of business consistent with past practice ;

            (n) Make any individual or series of related payments outside of the ordinary course of business in excess of $250,000;

            (o) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any Parent contract or agreement to which Parent or any of its subsidiaries is a party or waive, delay the exercise of, release or assign any material rights or material claims thereunder;

            (p) Enter into, or materially modify, any material contract, agreement or obligation relating to the distribution, sale, license or marketing by third parties of Parent's products or products licensed by Parent;

            (q) Revalue any of its assets or, except as required by GAAP, adopt or change any accounting methods, principles or practices;

            (r) Enter into any closing agreement in respect of material Taxes, settle any claim or assessment in respect of any material Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any material Taxes, make or change any material Tax election, change any method of accounting resulting in a material amount of additional Tax or file any material amended Tax Return;

            (s) Incur or enter into any agreement or commitment in excess of $250,000 individually;

            (t) Hire any employee or consultant with an annual compensation level in excess of $125,000 or who is entitled to or is paid a bonus in excess of $75,000;

            (u) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in non-material amounts in the ordinary course of business;

            (v) Make any grant of exclusive rights to any third party;

            (w) Modify or amend in any manner that is materially adverse to Parent, or terminate, any material agreement or any confidentiality agreement entered into by Parent or any subsidiary in the ordinary course of business, or release or waive any material rights for claims, or modify or amend in any manner materially adverse to Parent, any confidentiality, standstill or similar agreements to which Parent or any of its subsidiaries is a party;

            (x) Engage in any action with the intent to, directly or indirectly, adversely impact or


                                       51.

materially delay, or which is reasonably likely to have the effect of adversely impacting or materially delaying, the consummation of the Transaction or any of the other transactions contemplated by this Agreement; or

            (y) Agree in writing or otherwise to take any of the actions described in Section 4.2(a) through (x) above.

      4.3 Discussions between Company and Parent. In the event the Company or Parent requests the consent of the other party with respect to any matter covered by Sections 4.1 or 4.2, respectively, the Company and Parent shall, upon the further request of either the Company or Parent, make available and direct their respective Chief Executive Officers to personally address and respond to such request.

      4.4 Control Over Other Party's Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of Merger I. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of the Parent prior to the consummation of Merger I. Prior to the consummation of the Transaction each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

      5.1 Joint Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Parent and the Company will prepare and file with the SEC the Joint Proxy Statement/Prospectus, and Parent will prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement/Prospectus is to be included as a prospectus. Parent and the Company will provide each other with any information with respect to it and the holders of its capital stock which may be required or appropriate for inclusion in the Joint Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation and filing of the Joint Proxy Statement/Prospectus and the Registration Statement pursuant to this Section 5.1. Each of Parent and the Company will cooperate in responding to any comments from the SEC, will use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate Merger I and the transactions contemplated hereby. Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Joint Proxy Statement/Prospectus. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Parent and/or the Company, such amendment or supplement. Each of Parent and the Company shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Joint Proxy Statement/Prospectus prior to filing such with the


                                       52.

SEC, and will provide each other with a copy of all such filings made with the SEC. Each of Parent and the Company will cause the Joint Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus and the Registration Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of Nasdaq. Without in any way limiting or affecting the requirements of Section 5.2(b) hereof, nothing in this Agreement shall preclude either Parent or the Company from including in the Joint Proxy Statement/Prospectus or any amendment or supplement thereto any information that it reasonably determines is required to be disclosed pursuant to applicable securities laws.

      5.2 Meetings of Stockholders; Board Recommendation.

            (a) Meeting of Stockholders. Promptly after the date hereof, each of Parent and the Company will take all action necessary or advisable in accordance with Delaware Law and its respective Certificate of Incorporation and Bylaws to call, hold and convene the Company Stockholders' Meeting and the Parent Stockholders' Meeting to consider, in the case of Parent, the Charter Amendment (which shall not be conditioned on any other proposal that may be set forth in the Joint Proxy Statement/Prospectus) and the Share Issuance (which shall be conditioned on the approval of the Charter Amendment but shall not be conditioned on any other proposal that may be set forth in the Joint Proxy Statement/Prospectus), and in the case of the Company adoption of this Agreement and approval of Merger I, respectively (each, a "STOCKHOLDERS' MEETING"), to be held as promptly as practicable. Subject to Section 5.3(d), each of Parent and the Company will use its commercially reasonable efforts to solicit from its respective stockholders proxies in favor of, in the case of Parent, the Charter Amendment and the Share Issuance and, in the case of the Company, the adoption of this Agreement and approval of Merger I, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals, including, without limitation, engaging one or more nationally recognized proxy solicitation firms and information agents to assist in such solicitation. Notwithstanding anything to the contrary contained in this Agreement, Parent or the Company, as the case may be, may adjourn or postpone its Stockholders' Meeting to the extent necessary to facilitate the provision of any necessary supplement or amendment to the Joint Proxy Statement/Prospectus provided to its respective stockholders in advance of the vote to be taken at such meeting or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Common Stock of Parent or the Company, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting. Each of Parent and the Company shall ensure that its respective Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting are solicited in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable Legal Requirements. The obligation of Parent or the Company, as the case may be, to call, give notice of, convene and hold its Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal (as defined in Section 5.3(g)) with respect to it, or by any withdrawal, amendment or modification of


                                       53.

the recommendation of its Board of Directors or any Committee thereof with respect to Merger I, this Agreement, the Share Issuance and/or the Charter Amendment.

            (b) Board Recommendation. Except as provided by Section 5.3(d): (i) the Board of Directors of each of Parent and the Company shall make the applicable Board Recommendation to their stockholders, (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of each of Parent and the Company has made the applicable Board Recommendation and (iii) neither the Board of Directors of Parent or the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the applicable Board Recommendation.

      5.3 Acquisition Proposals.

            (a) No Solicitation. Subject to Section 5.3(c), each of Parent and the Company agrees that it shall not, and shall not permit or authorize any of its or its subsidiaries or any of its subsidiaries' respective officers, directors or employees to, or authorize or knowingly permit any representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) of it or its subsidiaries to, and that it shall use commercially reasonable efforts to cause its and its subsidiaries' non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly facilitate or knowingly induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal with respect to itself,
(ii) participate in any negotiations regarding, or furnish to any Person any nonpublic information with respect to, or knowingly take any other action to, or which could reasonably be expected to, facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) engage in discussions with any Person with respect to any Acquisition Proposal with respect to itself, except as to the existence of the terms contained in this Section 5.3(a), (iv) approve, endorse or recommend any Acquisition Proposal with respect to itself (except to the extent specifically permitted pursuant to Section 5.3(d)), (v) amend or grant any waiver or release or redeem rights under the Company Rights Plan, in the case of the Company (except as provided for under Section 2.22),
(vi) approve any transaction under Section 203 of Delaware Law, (vii) approve of any person's becoming an "interested stockholder" under Section 203 of Delaware Law (other than any of the parties hereto) or (viii) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself. Each of Parent and the Company agrees that it and its subsidiaries shall, and it shall cause its and its subsidiaries' officers, directors and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) to, and it shall use commercially reasonable efforts to cause its and its subsidiaries' non-officer employees and other agents to: immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself. Each of Parent and the Company agrees that it will promptly request each Person that has entered into a confidentiality agreement with Parent or the Company in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of Parent or the Company or any of their subsidiaries, as the case may be.



                                       54.

            (b) Notification of Unsolicited Acquisition Proposals.

                  (i) As promptly as practicable (but in any event within one business day) after any of Parent or the Company's respective officers or directors receives or becomes aware of the receipt of any Acquisition Proposal by Parent or the Company or their respective representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries), as the case may be, or any request for nonpublic information or inquiry which Parent or the Company, as the case may be, reasonably believes could lead to an Acquisition Proposal, Parent or the Company, as the case may be, shall provide the other party hereto with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry. The recipient of the Acquisition Proposal, request or inquiry shall keep the other party hereto informed as promptly as practicable (but in any event within one (1) business day) in all material respects of the status and details (including all amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry.

                  (ii) Parent or the Company, as the case may be, shall provide the other party hereto with forty-eight (48) hours' prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any approval of a Change of Recommendation.

            (c) Superior Offers. Notwithstanding anything to the contrary contained in Section 5.3(a), in the event that Parent or the Company, as the case may be, receives an Acquisition Proposal that the Board of Directors of Parent or the Company, as the case may be, determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Offer (as defined in Section 5.3(g) with respect to itself), it may then take the following actions (but only (i) if such party has not breached Section 5.3(a) with respect to such Acquisition Proposal and (ii) to the extent that its Board of Directors believes in good faith, following consultation with its outside legal counsel, that failure to take any such action is reasonably likely to result in a breach of its fiduciary obligations under applicable law):

                  (i) Furnish nonpublic information to the third party making such Acquisition Proposal, provided that (i) (A) at least one (1) business day prior to furnishing any such nonpublic information to such party, it gives the other party hereto written notice of its intention to furnish nonpublic information and (B) it receives from the third party an executed confidentiality agreement, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (as defined in Section 5.4), and (ii) substantially concurrently with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to the other party hereto (to the extent such nonpublic information has not been previously so furnished); and

                  (ii) Notwithstanding anything in Section 5.3(a) to the contrary, engage in discussions or negotiations with the third party with respect to such Acquisition Proposal, provided that at least forty-eight (48) hours' prior to entering into negotiations with such third


                                      55.
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party, it gives the other party hereto written notice of its intention to enter into negotiations with such third party.

            (d) Changes of Recommendation. Notwithstanding the provisions of
Section 5.2(b), in response to the receipt of a Superior Offer, the Board of Directors of Parent or the Company, as the case may be, may withhold, withdraw, amend or modify its Board Recommendation and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions in response to the receipt of a Superior Offer, whether by a Board of Directors or a committee thereof, a "CHANGE OF RECOMMENDATION"), if all of the following conditions in clauses (i) through (v) are met:

                  (i) Such a Superior Offer with respect to it has been made and has not been withdrawn;

                  (ii) Its Stockholders' Meeting has not occurred or the requisite vote of its stockholders to (A) in the case of the Company, adopt this Agreement and approve Merger I or (B) in the case of Parent, to approve the Share Issuance and the Charter Amendment, has not been obtained;

                  (iii) It shall have (A) at least three (3) calendar days prior to a Change of Recommendation, provided to the other party hereto written notice which shall state expressly (1) that it has received such Superior Offer, (2) the material terms and conditions of such Superior Offer and the identity of the Person or group making the Superior Offer, (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, and (B) complied with its obligations hereunder to make available to the other party hereto all materials and information made available to the Person or group making such Superior Offer;

                  (iv) Its Board of Directors believes in good faith, after consultation with its outside legal counsel, that, in light of such Superior Offer, failure to make the Change of Recommendation is reasonably likely to result in a breach of the Board of Directors' fiduciary obligations to its stockholders under applicable law; and

                  (v) It shall have complied in all material respects with its obligations under this Section 5.3 in connection with such Superior Offer.

            (e) Continuing Obligation to Call, Hold and Convene Stockholders' Meeting; No Other Vote. Notwithstanding anything to the contrary contained in this Agreement, the obligation of Parent or the Company, as the case may be, to call, give notice of, convene and hold its Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any Change of Recommendation. Neither Parent nor the Company shall submit to the vote of its respective stockholders any Acquisition Proposal or publicly propose to do so.

            (f) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit either party or its respective Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be subject to the


                                      56.

terms of Section 5.3 of this Agreement. Without limiting the foregoing proviso, neither party shall effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.3(d).

            (g) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "ACQUISITION PROPOSAL," with respect to a party, shall mean any inquiry, offer or proposal, relating to, or that could reasonably be expected to lead to, any transaction or series of related transactions involving: (A) any direct or indirect purchase from such party or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of such party or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or "group" beneficially owning ten percent (10%) or more of the total outstanding voting securities of such party or any of its subsidiaries or any merger, consolidation, business combination or similar transaction in which the stockholders of such party immediately preceding such transaction would hold, directly or indirectly, less than ninety percent (90%) of the equity interests in the surviving or resulting entity of such transaction or in any parent entity immediately following such transaction, (B) any sale, lease (other than in the ordinary course of business), acquisition or disposition of more than ten percent (10%) of the assets of such party (including its subsidiaries taken as a whole), or (C) any liquidation or dissolution of such party (provided, however, that the transactions contemplated hereby shall not be deemed an Acquisition Proposal in any case); and

                  (ii) "SUPERIOR OFFER," with respect to a party, shall mean an unsolicited, bona fide written Acquisition Proposal made by a third party on terms that the Board of Directors of such party believes in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation), taking into account, among other things, all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the offer and the strategic and other benefits of Merger I (and all changes to the terms of this Agreement proposed in a binding written proposal by the other party hereto in response to such Superior Offer or otherwise), (i) is reasonably capable of being consummated on the terms proposed, and (ii) if consummated on such terms would result in a transaction more favorable, from a financial point of view, to such party's stockholders (in their capacities as stockholders) than the terms of Merger I, it being understood and agreed that the inclusion of a due diligence condition in an Acquisition Proposal shall preclude such Acquisition Proposal from being a Superior Offer for the purposes of Section 5.3(d) hereof. For the purposes of this definition, the term "Acquisition Proposal" shall have the meaning assigned to such term in Section 5.3(g)(i), except that references to "10%" therein shall be deemed to be references to "100%".

      5.4 Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

            (a) Confidentiality. The parties acknowledge that the Company and Parent have previously executed a confidentiality agreement dated November 10, 2003 (the "CONFIDENTIALITY


                                      57.

AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

            (b) Access to Information. During the Pre-Closing Period, each of the Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Effective Time of Merger I to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as such other party may reasonably request; provided, however, that any party may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information. Without limiting the generality of the foregoing, during the Pre-Closing Period, each of the Company and Parent will promptly provide the other with copies of: (A) any written materials or communications sent by or on behalf of the Company to its stockholders; (B) any material notice, document or other communication sent by or on behalf of the Company to any party to any Company Contract or sent to the Company by any party to any Company Contract (other than any communication that relates solely to routine commercial transactions between the Company and the other party to any such Company Contract and that is of the type sent in the ordinary course of business and consistent with past practices); (C) any notice, report or other document filed with or sent to any Governmental Entity on behalf of the Company in connection with the Transaction or any of the other transactions contemplated by this Agreement; and (D) any material notice, report or other document received by the Company from any Governmental Entity. Any information provided pursuant to this Section 5.4(b) shall be subject to the Confidentiality Agreement.

            (c) No Modification of Representations and Warranties or Covenants. No information or knowledge obtained in any investigation or notification pursuant to this Section 5.4, Section 5.6 or Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

      5.5 Public Disclosure. Without limiting any other provision of this Agreement, Parent and the Company will consult with each other and agree, before issuing any press release or otherwise making any public statement with respect to the Transaction, any Acquisition Proposal, this Agreement or the transactions contemplated hereby, and will not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Legal Requirements or any listing agreement with Nasdaq or any other applicable national securities exchange (in which case Parent and the Company will first consult with the other party to the extent reasonably practicable). The parties have agreed to the text of the joint press release announcing the signing of this Agreement. Notwithstanding the provisions of this
Section 5.5, in the event that there has been a Change of Recommendation pursuant to Section 5.3(d) hereof, neither Parent nor the Company will have any further obligation to consult with each other, or agree, before issuing any press release or otherwise making any public statement with respect to the Transaction, any Acquisition Proposal, this Agreement or the transactions contemplated hereby.



                                      58.

      5.6 Regulatory Filings; Reasonable Efforts.

            (a) Regulatory Filings. Each of Parent and the Company shall coordinate and cooperate with one another and shall each use all commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements with respect to the Transaction and the transactions contemplated hereunder, and as promptly as practicable after the date hereof, each of Parent and the Company shall make all filings reasonably determined by the parties to be required by any Governmental Entity in connection with the Transaction and the transactions contemplated hereby, including, without limitation, (i) no later than ten (10) business days after the date hereof, Notification and Report Forms with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") as required by the HSR Act, (ii) any other comparable filing that will materially impair the ability of the parties to close, (iii) other comparable pre-merger filings pursuant to the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state or securities or "blue sky" laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Transaction. Each of Parent and the Company will cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements.

            (b) Exchange of Information. Parent and the Company each shall, subject to applicable Legal Requirements, promptly supply the other with any information that may be required in order to effectuate any filings or application pursuant to Section 5.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of the Company and Parent shall consult with the other prior to taking a position with respect to any such filing, shall consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, provided that with respect to any such filing, presentation or submission, each of Parent and the Company need not supply the other with copies (or in case of oral presentations, a summary) to the extent that to do so would violate applicable Legal Requirements.

            (c) Notification. Each of Parent and the Company will notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), Parent or the Company, as the case may be, will promptly


                                      59.

inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

            (d) Commercially Reasonable Efforts. Subject to the express provisions of Sections 4.1, 4.2, 5.2 and 5.3 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable in accordance with applicable Legal Requirements to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the causing of the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, permits, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of such reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity and to prevent any Material Adverse Effect of such party from occurring prior to the Effective Time of Merger I, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, subject to the other terms and conditions hereof, each of the Company and Parent, and their respective Boards of Directors, shall, if any takeover statute or similar Legal Requirement is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use reasonable best efforts to ensure that the Transaction and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Transaction, this Agreement and the transactions contemplated hereby.

            (e) Limitation on Divestiture. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall be deemed to require Parent or the Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Neither party shall take or agree to take any action identified in the immediately preceding sentence without the prior written consent of the other party hereto.

      5.7 Notification of Certain Matters. From and after the date of this Agreement until the Effective Time of Merger I, (a) the Company shall give prompt notice to Parent when and if the Company becomes aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or that it has failed to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in


                                      60.

each case such that the conditions set forth in Section 6.3(a) or 6.3(f) would not be satisfied; and (b) Parent shall give prompt notice to the Company when and if Parent becomes aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or that it has failed to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(c) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not cure any breach of any representation or warranty, the failure to comply with any covenant, the failure to meet any condition or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

      5.8 Stock Options and Employee Benefits.

            (a) Assumption of Stock Options. At the Effective Time of Merger I, each then outstanding Company Option, whether or not exercisable at the Effective Time of Merger I and regardless of the respective exercise prices thereof, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan (and any applicable stock option agreement for such Company Option) immediately prior to the Effective Time of Merger I (including any repurchase rights or vesting provisions), except that

                  (i) subject to paragraph (3) below, each Company Option will be exercisable (or will become exercisable in accordance with its terms) for:

                        (1) that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time of Merger I multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and

                        (2) either (A) if the Company Option is exercised prior to the earlier of the Maturity Date or an Automatic Extinguishment (both as defined in the Contingent Value Rights Agreement), that number of whole Contingent Value Rights equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time of Merger I multiplied by the Exchange Ratio, rounded down to the nearest whole number of Contingent Value Rights; (B) if the Company Option is exercised on or subsequent to the Maturity Date, that cash payment, if any, equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time of Merger I, multiplied by the Exchange Ratio, rounded down to the nearest whole number of Contingent Value Rights, further multiplied by the cash payment, if any, that a holder of one Contingent Value Right had the right to receive upon the passage of such Maturity Date, rounded down to the nearest whole cent; or (C) if the Company Option is exercised on or subsequent to an Automatic Extinguishment, no additional consideration shall be payable under this Subsection 5.8(a)(i)(2).



                                      61.

                        (3) For purposes of calculating the whole number of Contingent Value Rights to which an individual option holder is entitled pursuant to paragraphs (1) and (2) above, all Company Options held by such individual shall be aggregated.

                  (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time of Merger I by the Exchange Ratio, rounded up to the nearest whole cent.

Each assumed Company Option shall be vested immediately following the Effective Time of Merger I as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time of Merger
I. As soon as reasonably practicable following the Closing Date, Parent will issue to each person who holds an assumed Company Option a document evidencing the foregoing assumption of such Company Option by Parent and providing information with respect to the terms and conditions of such option assumption, including the terms and conditions of any Parent Common Stock or Contingent Value Right to be received upon exercise.

            (b) Company Purchase Plan. The parties hereto shall take all requisite action so that, as of the Effective Time of Merger I, the Company Purchase Plan shall be terminated. The rights of participants in the Company Purchase Plan with respect to any offering period then underway under the Company Purchase Plan shall be determined by treating the last business day prior to the Effective Time of Merger I as the last day of such offering period resulting in a "Date of Exercise" as defined in the Company Purchase Plan and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the Company Purchase Plan. Prior to the Effective Time of Merger I, the Company shall take all actions (including, if appropriate, amending the terms of the Company Purchase Plan) that are necessary to give effect to the transactions contemplated by this Section 5.8(b).

            (c) Treatment of Company 401(k) Plan. If requested by Parent by written notice, the Company shall terminate any and all 401(k) plans effective as of the day immediately preceding the Closing Date. If Parent provides such written notice to the Company, the Company shall provide Parent with evidence that such 401(k) plans have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such 401(k) plans as Parent may reasonably require. The Company shall take no action to terminate its 401(k) plans unless the Parent so requests in writing.

            (d) Benefits Generally. For a period beginning on the Closing Date and ending no earlier than the first anniversary of the Closing Date, Parent or its affiliates shall provide to employees of the Company and its affiliates who continue employment with Parent or any of its affiliates ("CONTINUING EMPLOYEES") benefits that are substantially similar or more advantageous, in the aggregate, to the benefits provided to the Continuing Employees immediately prior to the Closing Date. To the extent permitted by applicable laws and


                                      62.

applicable tax qualification requirements (and subject to any generally applicable break in service or similar rule), Parent shall cause Continuing Employees to be credited with service with the Company for purposes of eligibility and vesting under its 401(k) plan. Nothing in this Section 5.8(d) shall be construed to entitle any Continuing Employee to continue his or her employment with Parent or any of its affiliates. To the extent permitted by the applicable plans and subject to approval by any applicable insurance carrier, with respect to any health plans in which employees of the Company or its affiliates are eligible to participate after the Effective Time of Merger I, Parent or its affiliates shall (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees (to the extent such exclusion was waived under applicable health plans offered to such employees by the Company) and (ii) to the extent permitted by the applicable Parent insurance carrier, provide each such employee with credit for any co-payments, deductibles and other such expenses paid during the applicable period under any welfare plans maintained or contributed to by the Company or its affiliates prior to the Effective Time of Merger I in satisfying any applicable deductible, out-of-pocket or other such requirements for the corresponding period under any welfare plans maintained or contributed to by Parent or its affiliates.

      5.9 Form S-8; Form S-3. Parent agrees to file one or more registration statements on Form S-8 and/or Form S-3 for the shares of Parent Common Stock and Contingent Value Rights issuable with respect to assumed Company Options to the extent Form S-8 and/or Form S-3, as the case may be, is available as soon as is reasonably practicable after the Effective Time of Merger I (and in any event within five (5) business days) and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

      5.10 Indemnification.

            (a) Indemnity. From and after the Effective Time of Merger I, Parent shall, and shall cause the Surviving Entity to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements existing immediately prior to the Effective Time of Merger I between the Company and any person who is or was a director or officer of the Company or any predecessor corporation (the "INDEMNIFIED PARTIES"), subject to applicable law for acts or omissions occurring at or prior to the Effective Time of Merger I (including without limitation for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby). Parent shall cause the Certificate of Organization and Limited Liability Company Agreement of the Surviving Entity to contain provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time of Merger I in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time of Merger I, were directors, officers, employees or agents of the Company, unless such modification is required by law. Parent agrees to honor (and hereby guarantees the Surviving Entity's performance under) all indemnification agreements entered into by the Company prior to the date hereof and listed on Section 5.10(a) of the Company Disclosure Letter.



                                      63.

            (b) D&O Insurance. After the Company Stockholder Approval has been obtained and as close as practicable to the Effective Time of Merger I, the Company shall purchase a six-year (measured from the Effective Time of Merger I) extended reporting period endorsement with commercially reasonable terms ("REPORTING TAIL COVERAGE") under its existing directors' and officers' liability insurance policy(ies) covering those persons who are covered by the Company's directors' and officers' liability insurance policy as of the date of this Agreement, on terms no more favorable to such persons than the terms of such current insurance coverage; provided, that the cost of such reporting tail coverage shall not exceed $750,000.

            (c) Third - Party Beneficiaries. This Section 5.10 is intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and their heirs and personal representatives and shall be binding on Parent, the Surviving Entity and their respective successors and assigns. In the event that Parent, the Surviving Entity or its successor or assign any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Parent or the Surviving Entity, as the case may be, honor the indemnification obligations set forth in this Section 5.10.

      5.11 Board of Directors of Parent. After completion of Parent's Annual Meeting, the Board of Directors of Parent will take all actions necessary such that, effective as of the Effective Time of Merger I, the following individuals shall become members of the Board of Directors of Parent: John D. Mendlein, who shall be designated as a Class I director for a term expiring in 2007; and Thomas R. Baruch, who shall be designated as a Class III director for a term expiring in 2006.

      5.12 Nasdaq Listing of Parent Common Stock. Prior to the Effective Time of Merger I, Parent agrees to use commercially reasonable efforts (a) to cause the Parent Common Stock to be issued in Merger I to be approved for listing upon the Effective Time of Merger I on Nasdaq and (b) to cause the Parent Common Stock issuable upon the exercise of converted Company Options to be approved for listing on Nasdaq.

      5.13 Company Affiliates; Restrictive Legend. The Company shall, promptly after the date hereof and prior to the mailing of the Joint Proxy Statement/Prospectus, deliver to Parent a list setting forth the names of all persons the Company expects to be, at the time of the Company Stockholders' Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act (a "COMPANY AFFILIATE"). The Company shall use reasonable best efforts to cause each Company Affiliate to execute a written agreement, promptly following the date hereof, in the form attached hereto as Exhibit D (the "COMPANY AFFILIATE AGREEMENT"). Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.



                                      64.

      5.14 Tax Treatment as Reorganization

            (a) Parent and the Company shall use their commercially reasonable efforts, and Parent shall cause its subsidiaries to use their commercially reasonable efforts, to take or cause to be taken any action necessary for the Transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor the Company will, nor will Parent permit any of its subsidiaries to, take or cause to be taken any action that would disqualify the Transaction as a reorganization within the meaning of Section 368(a) of the Code.

            (b) Each of the Company and Parent shall report the Transaction as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

            (c) The parties hereto shall cooperate and use their commercially reasonable efforts in order for the Company to obtain the opinion of Latham & Watkins LLP described in Section 6.2(b) (and any additional tax opinion required to be delivered in connection with the Registration Statement) and for Parent to obtain the opinion of Cooley Godward LLP described in Section 6.3(c) (and any additional tax opinion required to be delivered in connection with the Registration Statement). In connection therewith, both Parent (together with Merger Subs) and Company shall deliver to Cooley Godward LLP and Latham & Watkins LLP representation letters, dated and executed as of the dates of such opinions, in substantially the form attached to this Agreement as Exhibit E and Exhibit F, respectively, and any such representation letter delivered prior to the Effective Time shall not have been withdrawn or modified in any material respect prior to the Effective Time. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.14(c).

      5.15 Section 16 Matters. Prior to the Effective Time of Merger I, (a) the Board of Directors of Parent shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Options held by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent Common Stock and Contingent Value Rights in exchange for Company Common Stock pursuant to Merger I shall be exempt transactions for purposes of Section 16 of the Exchange Act by any officer or director of the Company who may become a covered person for purposes of Section 16 of the Exchange Act (a "COMPANY INSIDER"); and (b) the Board of Directors of the Company shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the disposition of Company Options held by the Company Insiders pursuant to this Agreement, and (ii) the disposition by the Company Insiders of Company Common Stock in exchange for Parent Common Stock and Contingent Value Rights pursuant to Merger I shall be exempt transactions for purposes of Section 16 of the Exchange Act by any Company Insider.

      5.16 Rights Plans. The Company shall not redeem the Company Rights or amend, modify or terminate the Company Rights Plan prior to the Effective Time of Merger I unless required to do so by order of a court of competent jurisdiction.

      5.17 Resignation of Directors. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each director of the Company, which resignation shall be effective as of immediately after the Effective Time of Merger I.



                                      65.

      5.18 Contingent Value Rights. Prior to the Effective Time of Merger I, Parent agrees to (i) execute and deliver the Contingent Value Rights Agreement on or prior to the Closing, (ii) use commercially reasonable efforts to cause the Trustee (as defined in the Contingent Value Rights Agreement, which Trustee shall be reasonably acceptable to the Company) to execute and deliver the Contingent Value Rights Agreement, and (iii) use commercially reasonable efforts to cause the Contingent Value Rights to be issued in Merger I to be approved for listing upon the Effective Time of Merger I on Nasdaq Stock Market or, if they cannot be so listed, on the American Stock Exchange or, if they cannot be so listed, on the OTC Bulletin Board; provided, however, that, in connection therewith, in no event shall Parent be obligated to list Parent Common Stock on any exchange or market other than Nasdaq.

                                   ARTICLE VI
                             CONDITIONS TO MERGER I

      6.1 Conditions to Obligations of Each Party to Effect Merger I. The respective obligations of each party to this Agreement to effect Merger I shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived, in writing, by mutual agreement of the Company and Parent:

            (a) Stockholder Approval. Each of the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

            (b) No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making Merger I illegal or otherwise prohibiting consummation of the Transaction.

            (c) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

            (d) HSR Act; Governmental Consents and Approvals. The waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early. All other consents, approvals and authorizations of any Governmental Entity required to consummate the Transaction the failure of which to obtain would have a Material Adverse Effect on Parent (assuming consummation of the Merger I) shall have been obtained.

            (e) No Governmental Restriction. There shall not be any pending or overtly threatened suit or action asserted by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of Merger I or any of the other transactions contemplated by this Agreement or (ii) seeking to impose on Parent or the Company or any subsidiary or affiliate thereof any divestiture of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.



                                      66.

            (f) Nasdaq Listing. The shares of Parent Common Stock to be issued in Merger I and such other shares of Parent Common Stock to be reserved for issuance in connection with Merger I shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

            (g) Continuity Value. The Continuity Value of the Parent Common Stock to be received in Merger I by holders of outstanding Company Common Stock as of the Effective Time of Merger I is at least 50% of the Total Merger Consideration. For purposes of this condition:

                  (i) The "CONTINUITY VALUE" of the Parent Common Stock to be received in Merger I by holders of outstanding Company Common Stock as of the Effective Time of Merger I means the value of such number of shares of Parent Common Stock determined by reference to the closing price of Parent Common Stock on the last trading day immediately preceding the Closing Date, as reported by Nasdaq; and

                  (ii) "TOTAL MERGER CONSIDERATION" means the sum of (1) the Continuity Value of the Parent Common Stock to be received by holders of outstanding Company Common Stock in the aggregate as of the Effective Time of Merger I, (2) the maximum amount of cash that holders of the Contingent Value Rights may receive in the aggregate pursuant to such rights, (3) the amount of cash to be paid by Parent to Company stockholders perfecting dissenters' rights or appraisal rights, and (4) the amount of cash to be paid by Parent in lieu of fractional shares of Company Common Stock.

      6.2 Additional Conditions to Obligations of Company. The obligation of the Company to consummate and effect Merger I shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect on Parent (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (y) any update of or modification to the Parent Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

            (b) Tax Opinion. The Company shall have received the written opinion from Latham & Watkins LLP, in form and substance reasonably satisfactory to the Company, dated the date of the Effective Time of Merger I, to the effect that, for federal income tax purposes, the


                                      67.

Transaction will constitute a reorganization within the meaning of Section 368(a) of the Code. It is understood that, in rendering such opinion, Latham & Watkins LLP shall receive and may rely upon representations contained in letters of Parent and the Company to be delivered as of the Effective Time of Merger I substantially in the forms attached hereto as Exhibits E and F and shall assume that Merger II will be consummated immediately after the consummation of Merger
I. The opinion referred to in this Section 6.2(b) shall not be waivable after receipt of the Company Stockholder Approval and the Parent Stockholder Approval, unless further stockholder approval is obtained with appropriate disclosure.

            (c) Agreements and Covenants. Parent shall have performed or complied in all material respects with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

            (d) Contingent Value Rights Agreement. The Contingent Value Rights Agreement, substantially in the form of Exhibit A, shall have been executed by Parent and Trustee (as defined in the Contingent Value Rights Agreement) and shall be in full force and effect.

      6.3 Additional Conditions to the Obligations of Parent. The obligations of Parent to consummate and effect Merger I shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except in each case, or in the aggregate, where the failure to be true and correct would not reasonably be expected to have a Material Adverse Effect on the Company, (it being understood that, for purposes of determining the accuracy of such representations and warranties, (x) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (y) any update of or modification to the Company Disclosure Letter made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

            (b) Documents. Parent shall have received Affiliate Agreements in the form of Exhibit D, executed by each Person who could reasonably be deemed to be an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company.

            (c) Tax Opinion. Parent shall have received the written opinion from Cooley Godward LLP, in form and substance reasonably satisfactory to Parent, dated the date of the Effective Time of Merger I, to the effect that, for federal income tax purposes, the Transaction


                                      68.

will constitute a reorganization within the meaning of Section 368(a) of the Code. It is understood that, in rendering such opinion, Cooley Godward LLP shall receive and may rely upon representations contained in letters of Parent and the Company to be delivered as of the Effective Time of Merger I substantially in the forms attached hereto as Exhibits E and F and shall assume that Merger II will be consummated immediately after the consummation of Merger I. The opinion referred to in this Section 6.3(c) shall not be waivable after receipt of the Company Stockholder Approval and the Parent Stockholder Approval, unless further stockholder approval is obtained with appropriate disclosure.

            (d) Resignation of Directors. Parent shall have received the written resignations of all directors of the Company, effective as of immediately after the Effective Time of Merger I.

            (e) Employee. Sharat Singh, Ph.D. shall not have ceased to be employed by the Company, nor, since the date hereof, shall he have expressly stated to an executive officer of the Company or Parent or a member of the Company's or Parent's Board of Directors that he intends to terminate his employment with the Company or to decline to accept employment with Parent.

            (f) Agreements and Covenants. The Company shall have performed or complied in all material respects with the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

            (g) Dissenting Shares. Holders of not more than five percent (5%) of the number of shares of Company Common Stock outstanding as of the Effective Time of Merger I shall have validly made, and not withdrawn (including by a vote in favor of Merger I), a demand for appraisal with respect to their shares of Company Common Stock under Section 262 of Delaware Law.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

      7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of Merger I, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the stockholders of the Company or Parent:

            (a) by mutual written consent of Parent and the Company;

            (b) by either the Company or Parent if Merger I shall not have been consummated by November 15, 2004 (the "END DATE"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of the failure of Merger I to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

            (c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in


                                      69.

any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction which order, decree, ruling or other action is final and nonappealable;

            (d) by either the Company or Parent if the required approval of the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Parent where the failure to obtain Parent stockholder approval shall have been caused by the action or failure to act of Parent and such action or failure to act constitutes a material breach by Parent of this Agreement;

            (e) by either the Company or Parent if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company stockholders duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to the Company where the failure to obtain the Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

            (f) by Parent at any time prior to obtaining the Parent Stockholder Approval if a Triggering Event (as defined below in this Section 7.1) with respect to the Company shall have occurred;

            (g) by the Company at any time prior to obtaining the Company Stockholder Approval if a Triggering Event with respect to Parent shall have occurred;

            (h) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(c) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then this Agreement shall not terminate pursuant to this Section 7.1(h) as a result of such particular breach or inaccuracy until the expiration of a thirty
(30) day period commencing upon delivery of written notice from the Company to Parent of such breach or inaccuracy (it being understood that this Agreement shall not terminate pursuant to this paragraph 7.1(h) as a result of such particular breach or inaccuracy if such breach by Parent is cured prior to such termination becoming effective); and

            (i) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(f) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then this


                                      70.

Agreement shall not terminate pursuant to this Section 7.1(i) as a result of such particular breach or inaccuracy until the expiration of a thirty (30) day period commencing upon delivery of written notice from Parent to the Company of such breach or inaccuracy (it being understood that this Agreement shall not terminate pursuant to this paragraph 7.1(i) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective).

      For the purposes of this Agreement, a "TRIGGERING EVENT," with respect to a party hereto, shall be deemed to have occurred if: (i) its Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the other party hereto its applicable Board Recommendation, or shall have resolved to do any of the same, (ii) its Board of Directors fails to reaffirm (publicly, if so requested) its applicable Board Recommendation within ten (10) business days after the other party hereto requests in writing that such recommendation be reaffirmed after the public announcement of an Acquisition Proposal, (iii) its Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal, or shall have resolved to do any of the same, (iv) a tender or exchange offer relating to its securities shall have been commenced by a Person unaffiliated with the other party hereto and it shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of such party recommends rejection of such tender or exchange offer, (v) its Board of Directors shall have amended or resolved to amend its Rights Agreement, if any, in a manner so as to render it inapplicable to any Acquisition Proposal (other than the Transaction), or (vi) it has materially breached the provisions of
Section 5.2(b) or 5.3 hereof.

      7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and
Article VIII, each of which shall survive the termination of this Agreement and
(ii) nothing herein shall relieve any party from liability for fraud in connection with this Agreement, or liability for any intentional or willful breach of any representation, warranty, covenant or agreement contain in this Agreement (for the avoidance of doubt, such liability shall be in addition to any amounts that may otherwise have been paid or become due pursuant to Section
7.3 hereof). No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

      7.3 Fees and Expenses.

            (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not Merger I is consummated; provided, however, that Parent and the Company shall share equally (i) all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and
(ii) the filing fee for the Notification and Report Forms filed with the


                                      71.

FTC and DOJ under the HSR Act or any other filing fee required by a Governmental Entity pursuant to Section 5.6(a).

            (b) Payments.

                  (i) Payment by the Company. In the event that this Agreement is terminated by Parent pursuant to Section 7.1(f), the Company shall promptly, but in no event later than two (2) days after the date of such termination, pay Parent a fee equal to five million five hundred thousand dollars ($5,500,000) (the "COMPANY TERMINATION FEE"). In the event that this Agreement is terminated by Parent or the Company pursuant to Sections 7.1(b) or (e) and, at any time following the date hereof and prior to the termination of this Agreement, there has been public disclosure of an Acquisition Proposal with respect to the Company (other than the Transaction) that has not been irrevocably and publicly withdrawn by the time of such termination and within twelve (12) months following the termination of this Agreement the Company either enters into an agreement providing for an Acquisition (as defined in Section 7.3(b)(v)) of the Company or an Acquisition of the Company is consummated, the Company shall promptly, but in no event later than the earlier of the date of entry into such agreement or the date of such Acquisition, pay Parent the Company Termination Fee.

                  (ii) Payment by Parent. In the event that this Agreement is terminated by the Company pursuant to Section 7.1(g), Parent shall promptly, but in no event later than two (2) days after the date of such termination, pay the Company a fee equal to five million five hundred thousand dollars ($5,500,000) (the "PARENT TERMINATION FEE"). In the event that this Agreement is terminated by Parent or the Company pursuant to Sections 7.1(b) or (d) and, at any time following the date hereof and prior to the termination of this Agreement, there has been public disclosure of an Acquisition Proposal with respect to Parent (other than the Transaction) that has not been irrevocably and publicly withdrawn by the time of such termination and within twelve (12) months following the termination of this Agreement Parent either enters into an agreement providing for an Acquisition (as defined in Section 7.3(b)(v)) of Parent or an Acquisition of Parent is consummated, Parent shall promptly, but in no event later than the earlier of the date of entry into such agreement or the date of such Acquisition, pay the Company the Parent Termination Fee.

                  (iii) Termination Expenses. If this Agreement is terminated pursuant to Section 7.1(i) or under circumstances in which a Company Termination Fee is due pursuant to Section 7.3(b)(i), then the Company shall pay Parent an amount equal to the sum of Parent's Expenses for which Parent has not theretofore been reimbursed by the Company up to an amount equal to $1 million. If this Agreement is terminated pursuant to Section 7.1(h) or under circumstances in which a Parent Termination Fee is due pursuant to Section 7.3(b)(ii), then Parent shall pay the Company an amount equal to the sum of the Company's Expenses for which the Company has not theretofore been reimbursed by Parent up to an amount equal to $1 million. Payment of Expenses pursuant to this
Section 7.3(b)(iii) shall be made not later than two Business Days after delivery to the other party of notice of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the ninetieth day after such party delivers such notice of demand for payment).



                                      72.

                  (iv) Payments; Interest and Costs; Other Remedies. All Payments under this Section 7.3(b) shall be made by wire transfer of immediately available funds to an account designated by the party entitled to receive payment. Each of Parent and the Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if Parent or the Company, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this Section 7.3(b), the party so failing to pay shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                  (v) Certain Definitions. For the purposes of this Section 7.3(b) only, "ACQUISITION," with respect to a party hereto, shall mean, other than the transactions contemplated by this Agreement, any transaction or series of related transactions involving: (A) any direct or indirect purchase from such party or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of such party or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or "group" beneficially owning ten percent (10%) or more of the total outstanding voting securities of such party or any of its subsidiaries or any merger, consolidation, business combination or similar transaction in which the stockholders of such party immediately preceding such transaction would hold, directly or indirectly, less than ninety percent (90%) of the equity interests in the surviving or resulting entity of such transaction or in any parent entity immediately following such transaction,
(B) any sale, lease (other than in the ordinary course of business), acquisition or disposition of more than ten percent (10%) of the assets of such party (including its subsidiaries taken as a whole), or (C) any liquidation or dissolution of such party.

      7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Transaction by the stockholders of Parent and the Company, provided, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further stockholder approval. This Agreement may be not amended except by execution of an instrument in writing signed on behalf of each of Parent and the Company.

      7.5 Extension; Waiver. At any time prior to the Effective Time of Merger I either party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be


                                      73.
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valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

      8.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company and Parent contained in this Agreement, or any certificate or instrument delivered pursuant to this Agreement, shall terminate at the Effective Time of Merger I, and only the covenants that by their terms survive the Effective Time of Merger I and this Article VIII shall survive the Effective Time of Merger I.

      8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or facsimile or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

      (a) if to Parent or Merger Subs, to:

            ViroLogic, Inc.
            345 Oyster Point Blvd.
            South San Francisco, California  94080
            Attention:  Kathy H. Hibbs
            Fax No.:  (650) 635-0397

            with copies to:

            Cooley Godward LLP
            4401 Eastgate Mall
            San Diego, California 92121

            Attention:  Steven M. Przesmicki
            Fax No.:  (858) 550-6420

      (b) if to the Company, to:

            ACLARA BioSciences, Inc.
            1288 Pear Avenue
            Mountain View, California  94043
            Attn:  Alfred G. Merriweather
            Fax No.: (650) 210-1210

                                      74.

            with a copy to:

            Latham & Watkins
            135 Commonwealth Drive
            Menlo Park, California 94025
            Attention:  Michael W. Hall
            Fax No.:  (650) 463-2600

      8.3 Interpretation; Knowledge.

            (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words "INCLUDE," "INCLUDES" and "INCLUDING," when used herein, shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all such entity and its subsidiaries, taken as a whole. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

            (b) For purposes of this Agreement, the term "KNOWLEDGE" means, with respect to a party hereto, with respect to any matter in question, the actual knowledge of any of the executive officers of such party.

            (c) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the city of New York

            (d) "EXPENSES" includes all reasonable out-of-pocket expenses (including all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Registration Statement and Joint Proxy Statement/Prospectus, as applicable, and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereto.

            (e) "LIENS" means any mortgage, pledge, lien, security interest, encumbrance, charge, or other claims of third parties of any kind.

            (f) "MATERIAL ADVERSE EFFECT," when used in connection with Parent or the Company, means any fact, change, event, occurrence, development, circumstance or effect (any such item, an "EFFECT"), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, that is or could reasonably be expected to be materially adverse to the business, assets (including intangible assets), capitalization, properties, assets, condition (financial or otherwise) or results of operations of such entity taken as a whole with its subsidiaries; provided, however, that in no


                                      75.

event shall any of the following, alone or in combination, be deemed to constitute a Material Adverse Effect on any entity: (i) any Effect resulting from (A) general economic conditions or conditions generally affecting the biotechnology industry, except in either case to the extent such party is materially disproportionately affected thereby, (B) the announcement or pendency of the Transaction, (C) a change in the stock price or trading volume of such entity (or any failure of such entity to meet published revenue or earnings projections, provided that clause (C) shall not exclude any underlying Effect which may have caused such change in stock price or trading volume or failure to meet published revenue or earnings projections, (D) any adverse Effect resulting from or relating to any change in accounting requirements or principles or any change in applicable Legal Requirements or the interpretation thereof, (E) any failure by the Company to enter into or consummate any of the transactions listed on Section 8.3(f) of the Company Disclosure Letter, or (F) actions expressly authorized pursuant to Article IV of the Company Disclosure Letter or
Article IV of the Parent Disclosure Letter, as the case may be, or taken with the consent of the other entity, in each case after the date of this Agreement and prior to the Closing; or (ii) any reduction in revenue from the Company's microfluidics business or assay reagent business, or any loss of Company employees who, as of the date of this Agreement, performed services primarily for the Company's microfluidics business or assay reagent business.

            (g) "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

            (h) "SUBSIDIARY" of a Person shall mean a significant subsidiary, as defined in Rule 1-02(w) of Regulation S-X.

      8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      8.5 Entire Agreement; Third-Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (ii) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided in Section 5.11 following the Effective Time of Merger I.

      8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void


                                      76.

or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

      8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section 8.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      8.11 Attorney's Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

      8.12 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.



                                      77.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                             VIROLOGIC, INC.


                                             By:  /s/ William D. Young
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             ACLARA BIOSCIENCES, INC.


                                             By:   /s/ Thomas G. Klopack
                                                   -----------------------------
                                             Name:   Thomas G. Klopack
                                                   -----------------------------
                                             Title:   CEO
                                                   -----------------------------


                                             APOLLO ACQUISITION SUB, INC.


                                             By: /s/ William D. Young
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------



                                             APOLLO MERGER SUBSIDIARY, LLC

                                             By: /s/ William D. Young
                                                   -----------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------








                             ***MERGER AGREEMENT***



                                      78.

                                    EXHIBIT A

                        CONTINGENT VALUE RIGHTS AGREEMENT

                [Filed, by incorporation by reference, as Exhibit
                 99.2 to the Current Report on Form 8-K filed by
                        ViroLogic, Inc. on June 1, 2004.]

                                    EXHIBIT B

                             PARENT VOTING AGREEMENT

            [Filed as Exhibit 99.4 to the Current Report on Form 8-K
                   filed by ViroLogic, Inc. on June 1, 2004.]

                                    EXHIBIT C

                            COMPANY VOTING AGREEMENT

            [Filed as Exhibit 99.3 to the Current Report on Form 8-K
                   filed by ViroLogic, Inc. on June 1, 2004.]

                                    EXHIBIT D

                               AFFILIATE AGREEMENT

      THIS AFFILIATE AGREEMENT ("Affiliate Agreement") is being executed and delivered as of _______, 2004 by the undersigned stockholder ("Stockholder") in favor of and for the benefit of VIROLOGIC, INC., a Delaware corporation ("Parent").

                                    RECITALS

      A. Stockholder is a stockholder of, and is an officer and/or director of, ACLARA BIOSCIENCES, Inc., a Delaware corporation (the "Company").

      B. Parent, Apollo Acquisition Sub, Inc., a Delaware corporation ("Merger Sub I"), Apollo Merger Subsidiary, LLC, a Delaware limited liability company ("Merger Sub II") and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of May 28, 2004 (the "Reorganization Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub I into the Company ("Merger I") and immediately following the effectiveness of Merger I, the merger of the Company with and into Merger Sub II ("Merger II," and together with Merger I, the "Mergers"). The Reorganization Agreement contemplates that, upon consummation of Merger I, holders of shares of the common stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") and Contingent Value Rights (as defined in the Reorganization Agreement) in exchange for their shares of common stock of the Company and. It is accordingly contemplated that Stockholder will receive shares of Parent Common Stock and Contingent Value Rights in the Merger.

      C. Stockholder understands that the Parent Common Stock and Contingent Value Rights being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that Stockholder may be deemed an "affiliate" of Parent as such term is defined for purposes of paragraphs (c) and
(d) of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act").

                                    AGREEMENT

      Stockholder, intending to be legally bound, agrees as follows:

      1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent as follows:

            (A) Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of outstanding shares of common stock of the Company (excluding shares issuable upon exercise of Company Options (as defined below) assumed by Parent pursuant to Merger I) set forth beneath Stockholder's signature on the signature page hereof (the "Company Shares"), and Stockholder has good and valid title to the Company Shares, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature. Stockholder has the sole right to vote and to dispose of the Company Shares.

            (B) Stockholder is the holder of options to purchase the number of shares of common stock of the Company set forth beneath Stockholder's signature on the signature page hereof (the "Company Options"), and Stockholder has good and valid title to the Company Options, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature.

            (C) Stockholder does not own, of record or beneficially, directly or indirectly, any securities of the Company other than the Company Shares and the Company Options.

            (D) Stockholder has carefully read this Affiliate Agreement and, to the extent Stockholder felt necessary, has discussed with counsel the limitations imposed on Stockholder's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock and Contingent Value Rights that Stockholder is to receive in the Merger (the "Parent Securities"). Stockholder fully understands the limitations this Affiliate Agreement places upon Stockholder's ability to sell, transfer or otherwise dispose of securities of Parent.

      2. PROHIBITIONS AGAINST TRANSFER. Stockholder agrees that Stockholder shall not effect any sale, transfer or other disposition of any Parent Securities unless: (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act; (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by Stockholder (satisfactory in form and content to Parent) stating that such requirements have been met; (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements of the Securities Act; or (d) an authorized representative of the Securities and Exchange Commission ("SEC") shall have rendered written advice to Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

      3. STOP TRANSFER INSTRUCTIONS; LEGEND.

            Stockholder acknowledges and agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Securities, and (b) each certificate representing any of such securities shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) OF THE SECURITIES ACT OF 1933 APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH RULE AND IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED AS OF _______, 2004, BETWEEN THE REGISTERED HOLDER HEREOF AND THE

            ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

      4. INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of Stockholder set forth in this Affiliate Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

      5. SPECIFIC PERFORMANCE. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Affiliate Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

      6. OTHER AGREEMENTS. Nothing in this Affiliate Agreement shall limit any of the rights or remedies of Parent under the Reorganization Agreement, or any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Stockholder and Parent or any certificate or instrument executed by Stockholder in favor of Parent; and nothing in the Reorganization Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under this Affiliate Agreement.

      7. NOTICES. Any notice or other communication required or permitted to be delivered to Stockholder or Parent under this Affiliate Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

            IF TO PARENT:

                  ViroLogic, Inc.

                  -----------------------------

                  -----------------------------
                  Attn:

                  Fax: ( )

            IF TO STOCKHOLDER:


                  -----------------------------

                  -----------------------------

                  Attn:

                  Fax: ( )


      8. SEVERABILITY. Any term or provision of this Affiliate Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Affiliate Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      9. APPLICABLE LAW; JURISDICTION. THIS AFFILIATE AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Affiliate Agreement or otherwise, (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the County of Santa Clara, State of California; (b) if any such action is commended in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with Section 7.

      10. WAIVER; TERMINATION. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Affiliate Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Affiliate Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Affiliate Agreement, or any power, right, privilege or remedy under this Affiliate Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Reorganization Agreement is terminated, this Affiliate Agreement shall thereupon terminate.

      11. CAPTIONS. The captions contained in this Affiliate Agreement are for convenience of reference only, shall not be deemed to be a part of this Affiliate Agreement and shall not be referred to in connection with the construction or interpretation of this Affiliate Agreement.

      12. FURTHER ASSURANCES. Stockholder shall execute and/or cause to be delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Affiliate Agreement.

      13. ENTIRE AGREEMENT. This Affiliate Agreement sets forth the entire understanding of Parent and Stockholder relating to the subject matter hereof and supersedes all other prior agreements and understandings between Parent and Stockholder relating to the subject matter hereof.

      14. NON-EXCLUSIVITY. The rights and remedies of Parent hereunder are not exclusive of or limited by any other rights or remedies which Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

      15. AMENDMENTS. This Affiliate Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

      16. ASSIGNMENT. This Affiliate Agreement and all obligations hereunder are personal to the parties hereto and may not be transferred or delegated at any time.

      17. BINDING NATURE. Subject to Section 16, this Affiliate Agreement will inure to the benefit of Parent and its successors and permitted assigns and will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

      18. SURVIVAL. Each of the representations, warranties, covenants and obligations contained in this Affiliate Agreement shall survive the consummation of the Merger.

      Stockholder has executed this Affiliate Agreement on _______, 2004.

                                      By:_______________________________________

                                      Name:_____________________________________

                                      Title:____________________________________

NUMBER OF OUTSTANDING SHARES OF
COMMON STOCK OF THE COMPANY
HELD BY STOCKHOLDER:

_______________________________________

NUMBER SHARES OF COMMON STOCK OF THE COMPANY
SUBJECT TO OPTIONS HELD BY STOCKHOLDER:

_______________________________________

                                    EXHIBIT E

                         PARENT TAX MATTERS CERTIFICATE

                          [ViroLogic, Inc. Letterhead]


                               _________ __, 2004

Cooley Godward LLP                          Latham & Watkins LLP
3175 Hanover Street                         135 Commonwealth Drive
Palo Alto, CA   94304-1130                  Menlo Park, CA  94025

      Re: Transaction pursuant to Agreement and Plan of Merger and Reorganization among ViroLogic, Inc., Apollo Acquisition Sub, Inc., Apollo Merger Subsidiary, LLC, and ACLARA BioSciences, Inc.

      Ladies and Gentlemen:

      This letter is furnished to you in connection with your rendering of opinions regarding certain federal income tax consequences of the mergers pursuant to the Agreement and Plan of Merger and Reorganization, including exhibits and schedules thereto, (the "MERGER AGREEMENT") made and entered into as of May 28, 2004 among ViroLogic, Inc., a Delaware corporation ("PARENT"), Apollo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB I"), Apollo Merger Subsidiary, LLC, a Delaware limited liability company wholly owned by Parent ("MERGER SUB II" and, together with Merger Sub I, "MERGER SUBS") and ACLARA BioSciences, Inc., a Delaware corporation ("COMPANY"), which provides for (1) a merger of Merger Sub I with and into Company ("MERGER I") in accordance with the Delaware General Corporation Law (the "DGCL"), with the Company as the surviving corporation, and
(2) immediately following the effectiveness of Merger I, a merger of Company with and into Merger Sub II in accordance with the Delaware Limited Liability Company Act (the "LLC ACT") and the DGCL, with Merger Sub II as the surviving entity ("MERGER II," and together with Merger I, the "TRANSACTION"), on the terms and conditions set forth therein. Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended.

      In connection with such opinion to be rendered by each of you, and acknowledging that each of you will rely upon the statements, representations and covenants made in this letter in rendering such opinion, the undersigned hereby certify and represent to each of you (after consulting with their counsel and auditors regarding the meaning of and factual support for the following statements, representations and covenants) that the following statements, representations and covenants are true, complete and correct in all respects as of the date hereof and will continue to be true, correct and complete as of the Effective Time of Merger I and the Effective Time of Merger II and thereafter where relevant:

      1. For federal income tax purposes, Parent, Merger Subs and the Company intend that Merger I and Merger II shall be treated as a single integrated transaction.

      2. The Transaction will be undertaken by Parent and Merger Subs for valid business purposes and not for the purpose of tax avoidance.

      3. Merger Subs are entities newly formed for the purpose of participating in the Transaction, and at no time prior to the Effective Time of Merger I and the Effective Time of Merger II have had assets (other than nominal assets contributed upon the formation of Merger Subs, which assets will be held by the Merger Sub II following the Transaction) or business operations. Prior to the Transaction, Parent will own one hundred percent (100%) of Merger Sub I and Merger Sub II and, immediately after the Transaction, Parent will own one hundred percent (100%) of Merger Sub II. At all times since its formation, Merger Sub II has been disregarded as separate from Parent for federal income tax purposes. No I.R.S. Form 8832 has ever been filed with respect to Merger Sub II to treat Merger Sub II as other than a disregarded entity.

      4. None of Parent, Merger Sub I, or Merger Sub II shall cause Merger Sub I or Merger Sub II to issue additional shares of its stock or membership interests, or to take any other action, that would result in Parent owning less than 100% of Merger Sub I prior to the Effective Time of Merger I, or less than 100% of Merger Sub II prior to the Effective Time of Merger II. Immediately after the Transaction, Merger Sub II will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person other than Parent could acquire membership interests in Merger Sub II.

      5. Neither Parent (including any agent of Parent) nor any person related to Parent within the meaning of Treasury Regulation Sections 1.368-1(e)(3),
(e)(4) and (e)(5) has any plan or intention to purchase, redeem or otherwise reacquire any of its stock issued in Merger I to any Company stockholder. For purposes of this representation, repurchases of Parent Common Stock (i) made in connection with the termination of employees in the ordinary course of business or (ii) in the open market pursuant to an ongoing general stock repurchase program which was not created or modified in connection with the Transaction and for which there is a reasonable business purpose will be disregarded. Following the Transaction, no dividends or distributions will be made to the former shareholders of Company other than regular, normal dividends or distributions made to all holders of Parent Common Stock.

      6. Neither Parent nor Merger Sub II has any plan or intention: (i) to merge Merger Sub II into another entity; (ii) to sell or otherwise dispose of any membership interests in Merger Sub II or to otherwise take any action or permit any action to be taken that would result in Merger Sub II ceasing to be an entity wholly-owned by Parent that is disregarded as separate from Parent for federal income tax purposes; or (iii) to sell or otherwise dispose of any of the assets of Company acquired in the Transaction, except that Parent or Merger Sub II, as appropriate, may (v) make dispositions made in the ordinary course of business, (w) make transfers (including transfers of either assets or membership interests of Merger Sub II) described in Section 368(a)(2)(C), or in the applicable Treasury Regulations, (x) effect a merger of Merger Sub II into Parent or liquidate Merger Sub II into Parent, (y) make sales of Merger Sub II's assets that do not prevent the continuation of the Company's "historic business" or use of "historic business assets" as described in paragraph 7 below, or (z) make transfers (including transfers of either assets or membership interests of Merger Sub II) that satisfy the provisions of Treasury Regulation Section 1.368-1(d)(4)(iii)(B).

      7. Following the Transaction, Parent will cause Merger Sub II to continue Company's historic business or use a significant portion of Company's historic business assets in a business (as such terms are defined in Treasury Regulation
Section 1.368-1(d)). For this purpose, Merger Sub II shall be treated as conducting the business and holding the assets of related entities, as described in Treasury Regulations Section 1.368-1(d)(4).

      8. As of the Effective Time, neither Parent (including any agent of Parent) nor any person related to Parent within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (5) will own beneficially or of record, or will have owned beneficially or of record, during the five years immediately prior to such time, any stock of the Company, or other securities, options, warrants or instruments giving the holder thereof the right to acquire stock of the Company or other securities issued by the Company.

      9. To the best knowledge of Parent and Merger Subs, the liabilities of Company assumed by Merger Sub II and the liabilities to which the transferred assets of Company are subject were incurred by Company in the ordinary course of its business.

      10. To the best knowledge of Parent and Merger Subs, the fair market value of the assets of Company transferred to Merger Sub II will equal or exceed the sum of the liabilities assumed by Merger Sub II plus the amount of liabilities, if any, to which the transferred assets are subject.

      11. None of Parent, Merger Sub I, or Merger Sub II is an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv).

      12. None of Parent, Merger Sub I or Merger Sub II is under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A)

      13. Except with respect to (i) the payment of the Contingent Value Rights,
(ii) payments of cash to the Company stockholders in lieu of fractional shares of Parent Common Stock and (iii) payment of cash to Company stockholders exercising appraisal rights, if any, one hundred percent (100%) of the Company Common Stock outstanding immediately prior to the Transaction will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Parent and Merger Subs intend that no consideration be paid or received (directly or indirectly, actually or constructively) in exchange for Company Common Stock other than Parent Common Stock.

      14. The sum of the fair market value of the Contingent Value Rights, the fair market value of the Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock received by each Company stockholder will be approximately equal to the fair market value of the Company Common Stock surrendered in exchange therefor, and the aggregate Merger Consideration received by Company stockholders pursuant to Section 1.5 of the Merger Agreement in exchange for their Company Common Stock will be approximately equal to the fair market value of all of the outstanding shares of Company Common Stock immediately prior to Merger I.

      15. Under Section 1.5(g) of the Merger Agreement, in lieu of any fractional shares of Parent Common Stock that would otherwise be issued, each Company stockholder shall receive cash. The payment of cash in lieu of fractional shares will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in Merger I to the Company stockholders in lieu of issuing fractional shares will not exceed one percent (1%) of the total consideration that will be issued in Merger I to the Company stockholders in exchange for their shares of Company Common Stock. The fractional-share interests of each holder of Company Common Stock will be aggregated, and no holder of Company Common Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

      16. The Continuity Value of the Parent Common Stock to be received in Merger I by holders of outstanding Company Common Stock as of the Effective Time of Merger I is at least 50% of the Total Merger Consideration. For purposes of this representation:

            (a) The "Continuity Value" of the Parent Common Stock to be received in Merger I by holders of outstanding Company Common Stock as of the Effective Time of Merger I means the value of such number of shares of Parent Common Stock determined by reference to the trading price of Parent Common Stock at the Effective Time of Merger I; and

            (b) "Total Merger Consideration" means the sum of (i) the Continuity Value of the Parent Common Stock to be received by holders of outstanding Company Common Stock as of the Effective Time of Merger I, (ii) the maximum amount of cash that holders of the Contingent Value Rights may receive pursuant to such rights , (iii) the amount of cash to be paid by Parent to Company stockholders perfecting dissenters' rights or appraisal rights, and (iv) the amount of cash to be paid by Parent in lieu of fractional shares of Company Common Stock.

      17. No shares or membership interests of Merger Subs have been or will be used as consideration or issued to the Company stockholders pursuant to the Transaction.

      18. Except as provided in Section 7.3 of the Merger Agreement, Parent, Merger Subs, Company, and the Company stockholders will each pay separately its or their own expenses, if any, relating to the Transaction. Neither Parent nor Merger Subs will pay any expenses of Company or the Company stockholders not directly related to the Transaction within the guidelines set forth in Revenue Ruling 73-54, 1973-1 C.B. 187.

      19. There is no intercorporate indebtedness existing between Parent (or any member of Parent's affiliated group within the meaning of Section 1504) and Company (or any member of Company's affiliated group within the meaning of Section 1504), or between Merger Subs and Company, that was issued, acquired, or will be settled at a discount. Parent will assume no liabilities of any Company stockholder in connection with the Transaction.

      20. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations. The Merger Agreement, including other agreements expressly referred to in the Merger Agreement, represents the full and complete agreement among the parties regarding the Transaction.

      21. To Parent's knowledge, none of the compensation received by any stockholder-employees or stockholder-independent contractors of Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock; none of the shares of Parent Common Stock received as Merger Consideration by any stockholder-employees or stockholder-independent contractors of Company will be separate consideration for, or allocable to, any employment agreement, consulting agreement or other service agreement, any release or any covenant not to compete; and the compensation paid to any stockholder-employees or stockholder-independent contractors of Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

      22. Merger I and Merger II will be consummated in compliance with the terms of the Merger Agreement, none of the terms and conditions therein have been waived or modified, and Parent and Merger Subs have no plan or intention to waive or modify any such terms or conditions. Parent will cause Merger II to be completed immediately after the closing of Merger I.

      23. Following the Transaction, Parent and Merger Sub II will comply with the record-keeping and information filing requirements of Treasury Regulation
Section 1.368-3.

      24. The individual[s] executing this letter is [are] authorized to make all of the representations set forth herein on behalf of Parent and Merger Subs.

      The undersigned recognize that (i) your opinions will be based on the statements, representations and covenants set forth herein and on the accuracy of the statements, representations, warranties and covenants contained in the Merger Agreement and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such statements, representations, warranties and covenants are not accurate in all respects at all relevant times. If, at any time on or prior to the Effective Time of Merger I or the Effective Time of Merger II, any of the statements, representations and covenants set forth herein ceases to be accurate in any respect, the undersigned agree to deliver to each of you immediately a written notice to that effect. The undersigned recognize that your opinions will not address any tax consequences of the Transaction or any action taken in connection therewith except as expressly set forth in such opinions. The undersigned hereby consent to your reliance on the statements, representations and covenants set forth herein and on the accuracy of the statements, representations, warranties and covenants contained in the Merger Agreement and documents related thereto for the purposes of the opinions to be rendered by each of you.

                                      Very truly yours,

                             ViroLogic, Inc.



                                      By:_______________________________
                                      Name:
                                      Title:

                             Apollo Acquisition Sub, Inc.

                                      By:_______________________________
                                      Name:
                                      Title:


                                      Apollo Merger Subsidiary, LLC
                                      By:________________________________
                                      Name:
                                      Title:

                                    EXHIBIT F

                         COMPANY TAX MATTERS CERTIFICATE

                      [ACLARA Biosciences, Inc. Letterhead]



                                _______ __, 2004

Cooley Godward LLP                               Latham & Watkins LLP
3175 Hanover Street                              135 Commonwealth Drive
Palo Alto, CA   94304-1130                       Menlo Park, CA  94025

      Re: Transaction pursuant to Agreement and Plan of Merger and Reorganization among ViroLogic, Inc., Apollo Acquisition Sub, Inc., Apollo Merger Subsidiary, LLC, and ACLARA BioSciences, Inc.

      Ladies and Gentlemen:

      This letter is furnished to you in connection with your rendering of opinions regarding certain federal income tax consequences of the mergers pursuant to the Agreement and Plan of Merger and Reorganization, including exhibits and schedules thereto, (the "MERGER AGREEMENT") made and entered into as of May 28, 2004 among ViroLogic, Inc., a Delaware corporation ("PARENT"), Apollo Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB I"), Apollo Merger Subsidiary, LLC, a Delaware limited liability company wholly owned by Parent ("MERGER SUB II" and, together with Merger Sub I, "MERGER SUBS") and ACLARA BioSciences, Inc., a Delaware corporation ( "COMPANY"), which provides for (1) a merger of Merger Sub I with and into Company ("MERGER I") in accordance with the Delaware General Corporation Law (the "DGCL"), with the Company as the surviving corporation, and
(2) immediately following the effectiveness of Merger I, a merger of Company with and into Merger Sub II in accordance with the Delaware Limited Liability Company Act (the "LLC ACT") and the DGCL, with Merger Sub II as the surviving entity ("MERGER II," and together with Merger I, the "TRANSACTION"), on the terms and conditions set forth therein. Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended.

      In connection with such opinion to be rendered by each of you, and acknowledging that each of you will rely upon the statements, representations and covenants made in this letter in rendering such opinion, the undersigned hereby certifies and represents to each of you (after consulting with its counsel and auditors regarding the meaning of and factual support for the following statements, representations and covenants) that the following statements, representations and covenants are true, complete and correct in all respects as of the date hereof and will continue to be true, correct and complete as of the Effective Time of Merger I and the Effective Time of Merger II and thereafter where relevant:

      1. For federal income tax purposes, Parent, Merger Subs and the Company intend that Merger I and Merger II shall be treated as a single integrated transaction.

      2. Company has not sold, transferred or otherwise disposed, and has no plan or intention to sell, transfer or otherwise dispose, of assets which would prevent Parent from continuing the "historic business" of Company or from using a significant portion of the "historic business assets" of Company in a business following the Transaction (as such terms are defined in Treasury Regulations
Section 1.368-1(d)).

      3. The Transaction will be undertaken by Company for valid business purposes and not for the purpose of tax avoidance.

      4. The liabilities of Company and the liabilities to which the transferred assets of Company are subject have been incurred by Company in the ordinary course of its business.

      5. In Merger I, Parent will assume no liabilities of any Company stockholder. To the actual knowledge of Company (without any duty of inquiry), none of the shares of Company stock to be acquired by Parent in Merger I will be subject to any liabilities.

      6. At the Effective Time of Merger I, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

      7. At the Effective Time of Merger II, the fair market value of the assets of Company transferred to Merger Sub II will exceed the sum of the liabilities assumed by Merger Sub II plus the amount of liabilities, if any, to which the transferred assets are subject.

      8. Company is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv).

      9. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

      10. Other than any amounts paid by Company to Company stockholders who exercise appraisal rights, neither Company nor persons related to Company (within the meaning of Treasury Regulations Section 1.368-1(e)(3), (e)(4) and
(e)(5)) (i) have redeemed, purchased or otherwise acquired Company capital stock or (ii) have made any distributions with respect to its capital stock using funds which have been or will be provided, directly or indirectly, by Parent or persons related to Parent (within the meaning of Treasury Regulations Section 1.368-1(e)(3), (e)(4) and (e)(5)), prior to or in contemplation of the Transaction or otherwise as part of a plan of which the Transaction is a part.

      11. Except with respect to (i) the payment of the Contingent Value Rights,
(ii) payments of cash to the Company Stockholders in lieu of fractional shares of Parent Common Stock and (iii) payments of cash to Company stockholders who exercise appraisal rights, if any, one hundred percent (100%) of the Company stock outstanding immediately prior to the Transaction will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Company stock other than Parent Common Stock.

      12. The Continuity Value of the Parent Common Stock to be received in Merger I by holders of outstanding Company stock as of the Effective Time of Merger I is at least 50% of the Total Merger Consideration. For purposes of this representation:

            (a) The "Continuity Value" of the Parent Common Stock to be received in Merger I by holders of outstanding Company stock as of the Effective Time of Merger I means the value of such number of shares of Parent Common Stock determined by reference to the trading price of Parent Common Stock at the Effective Time of Merger I; and

            (b) "Total Merger Consideration" means the sum of (i) the Continuity Value of the Parent Common Stock to be received by holders of outstanding Company stock as of the Effective Time of Merger I, (ii) the maximum amount of cash that holders of the Contingent Value Rights may receive pursuant to such rights, (iii) the amount of cash to be paid by Parent to Company stockholders perfecting dissenters' rights or appraisal rights, and (iv) the amount of cash to be paid by Parent in lieu of fractional shares of Company stock.

      13. The sum of the fair market value of the Contingent Value Rights, the fair market value of the Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate Merger Consideration received by Company stockholders pursuant to Section 1.5 of the Merger Agreement in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company stock immediately prior to Merger I.

      14. Under Section 1.5(g) of the Merger Agreement, in lieu of any fractional shares of Parent Common Stock that would otherwise be issued, each Company stockholder shall receive cash. The payment of cash in lieu of fractional shares will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in Merger I to the Company stockholders in lieu of issuing fractional shares will not exceed one percent (1%) of the total consideration that will be issued in Merger I to the Company stockholders in exchange for their shares of Company stock. The fractional-share interests of each holder of Company stock will be aggregated, and no holder of Company stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

      15. No shares of Merger Sub I have been or will be used as consideration or issued to Company stockholders pursuant to the Transaction.

      16. Except as provided in Section 7.3 of the Merger Agreement, Parent, Sub, Company, and the Company stockholders will each pay separately its or their own expenses, if any, relating to the Transaction and any related transactions. Neither Parent nor Sub will pay any expenses of Company or Company stockholders not directly related to the Transaction within the guidelines set forth in Revenue Ruling 73-54, 1973-1 C.B. 187.

      17. There is no intercorporate indebtedness existing between Parent (or any member of Parent's affiliated group within the meaning of Section 1504) and Company (or any member of Company's affiliated group within the meaning of Section 1504), or between Merger Subs and the Company, that was issued, acquired, or will be settled at a discount.

      18. To Company's knowledge, none of the compensation received by any stockholder-employees or stockholder-independent contractors of Company will be separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Parent Common Stock received as Merger Consideration by any stockholder-employees or stockholder-independent contractors of Company will be separate consideration for, or allocable to, any employment agreement, consulting agreement or other service agreement, any release or any covenant not to compete; and the compensation paid by Company before the Transaction to any stockholder-employees or stockholder-independent contractors of Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

      19. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations. The Merger Agreement, including other agreements expressly referred to in the Merger Agreement, represents the full and complete agreement among the parties regarding the Transaction.

      20. Merger I will be consummated in compliance with the terms of the Merger Agreement, none of the terms and conditions therein have been waived or modified, and Company has no plan or intention to waive or modify any such terms or conditions.

      21. Following the Transaction, Company will comply with the record-keeping and information filing requirements of Treasury Regulation Section 1.368-3.

      22. The individual executing this letter is authorized to make all of the representations set forth herein on behalf of Company.

      The undersigned recognizes that (i) your opinions will be based on the statements, representations and covenants set forth herein and on the accuracy of the statements, representations, warranties and covenants contained in the Merger Agreement and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such statements, representations, warranties and covenants are not accurate in all respects at all relevant times. If, at any time on or prior to the Effective Time of Merger I or the Effective Time of Merger II, any of the statements, representations and covenants set forth herein ceases to be accurate in any respect, the undersigned agrees to deliver to each of you immediately a written notice to that effect. The undersigned recognizes that your opinions will not address any tax consequences of the Transaction or any action taken in connection therewith except as expressly set forth in such opinions. The undersigned hereby consents to your reliance on the statements, representations and covenants set forth herein and on the accuracy of the statements, representations, warranties and covenants contained in the Merger Agreement and documents related thereto for the purposes of the opinions to be rendered by each of you.

                                   Very truly yours,

                                   ACLARA BioSciences, Inc.


                                            By:_______________________________
                                            Name:
                                            Title:

                                    EXHIBIT G

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of May 28, 2004 by and among VIROLOGIC, INC., a Delaware corporation (the "Parent"), and _____________ (the "Holder").

                                    RECITALS

      A. Holder is a stockholder of, and is an officer and/or director of, ACLARA BIOSCIENCES, INC., a Delaware corporation (the "Company").

      B. Parent, Apollo Acquisition Sub, Inc., a Delaware corporation ("Merger Sub I"), Apollo Merger Subsidiary, LLC, a Delaware limited liability company ("Merger Sub II") and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of May 28, 2004 (the "Reorganization Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub I into the Company ("Merger I") and immediately following the effectiveness of Merger I, the merger of the Company with and into Merger Sub II ("Merger II," and together with Merger I, the "Mergers"). The Reorganization Agreement contemplates that, upon consummation of Merger I, holders of shares of the common stock of the Company will receive shares of common stock of Parent ("Parent Common Stock") and Contingent Value Rights in exchange for their shares of common stock of the Company. It is accordingly contemplated that Holder will receive shares of Parent Common Stock and Contingent Value Rights in the Merger (the "Securities").

      C. Holder and Parent understand that Holder may, pursuant to Rule 145 under the Securities Act of 1933, as amended), be subject to certain restrictions on Holder's ability to sell the Securities.

      D. Holder and Parent have agreed to enter into this Agreement to grant to the Holder re-sale registration rights with respect to the Securities.

      NOW, THEREFORE, the parties mutually agree as follows:

                                   ARTICLE 1

                                     GENERAL

      1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

      "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the SEC.

      "PROCEEDING" means any action, suit, claim, arbitration, mediation, proceeding or investigation.

      "REGISTRABLE SECURITIES" means (i) the Securities; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Securities.

Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 145.

      "REGISTRATION STATEMENT" shall mean any registration statement required to be filed by Section 2.2 below, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements.

      "SEC" means the Securities and Exchange Commission.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                                   ARTICLE 2

                     REGISTRATION; RESTRICTIONS ON TRANSFER

      2.1 RESTRICTIONS ON TRANSFER. Holder acknowledges that it is bound by that certain Affiliate Agreement dated [___], 2004 in favor of and for the benefit of Parent (the "Affiliate Agreement").

      2.2   REGISTRATION PROCEDURES AND EXPENSES. Parent shall:

            (A) use its reasonable commercial efforts to file with the SEC, within thirty (30) days following the Effective Time of Merger I (as defined in the Reorganization Agreement), a Registration Statement on Form S-3 or on such other similar form as the Company may be permitted to use to register such Registrable Securities for resale from time to time by the Holder, which Registration Statement shall contain the Plan of Distribution attached hereto as Exhibit A (with appropriate adjustments in the event that there is more than one selling stockholder);

            (B) use its best efforts, subject to receipt of necessary information from the Holder, to cause any such Registration Statement filed pursuant to Section 2.2(a) above to become effective as promptly after filing of such Registration Statement as practicable, and to remain effective throughout the period provided in Section 2.3 below;

            (C) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until termination of such obligation as provided in Section 2.3 below;

            (D) furnish to the Holder (and to each underwriter, if any, of such Registrable Securities) such number of copies of prospectuses and/or prospectus supplements in conformity with the requirements of the Securities Act and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holder; provided, however, that Parent's obligation pursuant to this section may be satisfied by the electronic delivery of the final prospectus and/or prospectus supplement;

            (E) file such documents as may be required of Parent for normal securities law clearance for the resale of the Registrable Securities in such states of the United States as may be reasonably requested by the Holder; provided, however, that

                  Parent shall not be required in connection with this paragraph
                  (e) to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) execute a general consent to service of process in any jurisdiction, or (iii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation;

            (F)   advise the Holder promptly:

                  (I) of the effectiveness of any post-effective amendments to the Registration Statement;

                  (II) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

                  (III) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;

                  (IV) of the existence of any fact and the happening of any event, of which Parent has knowledge, that makes any statement of a material fact made in the Registration Statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein not misleading; and

                  (V) the filing of any prospectus supplement and/or amendment to the Registration Statement as a result of which there is no longer an untrue statement or an omission of the type described in Section 2.2(f)(iv); and

            (G) bear all fees and expenses in connection with the procedures in paragraphs (a) through (f) of this Section 2.2 and the registration of the Registrable Securities on such Registration Statement and the satisfaction of the blue sky laws of any state, as applicable.

      2.3   TERMINATION OF OBLIGATIONS. The obligations of Parent pursuant to
            Section 2.2 hereof shall cease and terminate upon the earlier to occur of (a) one year after the Effective Time of Merger I or (b) such time after the Closing Date as there are no longer any Registrable Securities outstanding.

      2.4 REPORTING REQUIREMENTS. With a view to making available the benefits of certain rules and regulations of the Securities Act that may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration statement on Form S-3, Parent agrees to use commercially reasonable efforts to:

            (A) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

            (B) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act.

      2.5 SUSPENSION OF REGISTRATION STATEMENT. Notwithstanding Section 2.2 hereof, Parent shall be entitled to suspend the offering under the Registration Statement (each such period a "Suspension Period"), if Parent's Board of Directors determines, in good faith, that it is in the best interest of Parent and its stockholders to defer disclosure of certain material non-public information and that, during such periods, sales of Registrable Securities and the effectiveness of the Registration Statement should be suspended or delayed; provided, however, that Parent may not suspend or withdraw the Registration Statement more twice in total or for more than sixty (60) days in the aggregate. Upon receipt of any notice from Parent of the happening of any event during the period the Registration Statement is effective that is of a type specified in the preceding sentence or as a result of which the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Holder agrees that (a) it will not sell any Registrable Securities pursuant to the Registration Statement until the Holder receives a notice from Parent that the misstatement(s) or omission(s) referred to above have been corrected and receives notice that any post-effective amendment has become effective or unless otherwise notified by Parent, and (b) the Holder will maintain the confidentiality of any information included in the notice delivered by Parent.

                                   ARTICLE 3

                                 INDEMNIFICATION

      3.1 INDEMNIFICATION BY PARENT. To the extent permitted by law, Parent shall indemnify and hold harmless the Holder, the partners, officers, and directors of the Holder, and each Person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses") to which such Person may become subject under the Securities Act, the Exchange Act or other federal or state law insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations by Parent (a) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, or (b) any violation or alleged violation by Parent in connection with the offering covered by the Registration Statement under the Securities Act, the Exchange Act, any state Securities laws and any regulations promulgated thereunder; except to the extent that such untrue statements, omissions or violations (i) are made in reliance upon and in conformity with written information furnished by the Holder or the partners officers, directors or controlling persons of the Holder expressly for use therein, or (ii) in the case of a Suspension Period, that relate to the use by the Holder of an outdated or defective prospectus after Parent has notified the Holder in writing that the prospectus is outdated or defective and prior to the receipt by the Holder of the notification contemplated in Section 2.2(f)(v); provided, however, that the indemnity agreement contained in this Section 3.1 shall not apply to Losses for amounts paid in settlement of any such Losses, if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

      3.2 INDEMNIFICATION BY HOLDER. To the extent permitted by law, the Holder shall, severally and not jointly, indemnify and hold harmless Parent, each of its directors, its officers and each Person who controls Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) from and against all Losses to which such Persons may become subject under the Securities Act, the Exchange Act or other federal or state law insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations by the Holder (a) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or prospectus in reliance upon and in conformity with written information furnished by the Holder expressly for use therein or (b) any violation or alleged violation by the Holder in connection with the offering covered by the Registration Statement under the Securities Act, the Exchange Act, any state Securities laws and any regulations promulgated thereunder and (c) in the case of a Suspension Period, the use by the Holder of an outdated or defective prospectus after Parent has notified the Holder in writing that the prospectus is outdated or defective and prior to the receipt by the Holder of the notification contemplated in Section 2.2(f)(v); provided, however, that the indemnity agreement contained in this Section 3.2 shall not apply to Losses for amounts paid in settlement of any Losses if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that in no event shall the Holder's cumulative aggregate obligation to indemnify under this Section 3.2 exceed the proceeds from the offering received by the Holder, net of the sum of (i) discounts and commissions and (ii) the aggregate amount which the Holder has paid or is liable to pay under Section 3.4 hereof.

      3.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnification is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to participate in, and to the extent the Indemnifying Party so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, the Indemnified Party shall reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder; provided, further, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that such failure shall have materially prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (a) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (b) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised in writing by counsel that a conflict of interest will exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying

            Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.

      3.4   CONTRIBUTION. If a claim for indemnification under Section 3.1 or
            3.2 is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall, to the extent permitted by law, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by a court of law by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission; provided, however, that in no event shall the Holder's cumulative aggregate obligation to make a contribution hereunder exceed the proceeds from the offering received by the Holder, net of the sum of (a) discounts and commissions and (b) the aggregate amount the Holder has paid, or is liable to pay, under Section 3.2 hereof.

                                   ARTICLE 4

                                  MISCELLANEOUS

      4.1 INTEGRATION, AMENDMENT. This Agreement, together with the Affiliate Agreement, constitutes the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect any other prior oral or written agreements, commitments and understandings among the parties with respect to the matters set forth herein. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

      4.2 WAIVERS. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by all of the parties and only to the extent set forth in such instrument. Neither the waiver by the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

      4.3 ASSIGNMENT, SUCCESSORS AND ASSIGNS. This Agreement and the rights granted hereunder may not be assigned by the Holder without the written consent of Parent. This Agreement shall inure to the benefit of and be binding upon all of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and permitted assigns.

      4.4 NOTICES. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth on the signature page hereto, or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 4.4 for the service of notices; provided, however, that notices of a change of address shall be effective only upon receipt thereof. Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided, however, that if such day is not a Business Day, then the notice shall be deemed to have been given and received on the Business Day next following such day and if any party rejects delivery of any notice attempted to be given hereunder, delivery shall be deemed given on the date of such rejection. Any notice sent by facsimile transmission shall be deemed to have been given and received on the Business Day next following the transmission. As used in this Agreement, a "Business Day" is any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

      4.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      4.6 HEADINGS. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

      4.7 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

      4.8 EXECUTION IN COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

      4.9 SEVERABILITY. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

      4.10 DEFINITIONS. Terms used but not defined herein shall have the meanings ascribed to such terms in the Reorganization Agreement.

      The parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

VIROLOGIC, INC.

By:__________________________________
Name:
Title:

Address/Notice To:

_____________________________________

_____________________________________

_____________________________________

Attention:
Fax: (   )

with a copy to:

Cooley Godward LLP
4401 Eastgate Mall
San Diego, California  92121
Attention:  Steven M. Przesmicki, Esq.
Fax: (858) 550-6420

      The parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.


                                            ____________________________________
                                            [Holder]



                                            Address/Notice To:

                                            _____________________
                                            _____________________
                                            _____________________
                                            Attn:
                                            Fax: (   )

                                            with a copy to:

                                            _____________________
                                            _____________________
                                            _____________________
                                            Attn:
                                            Fax: (   )

                                    EXHIBIT A

                              PLAN OF DISTRIBUTION

      The Selling Stockholder (the "Selling Stockholder") of the Common Stock and Contingent Vested Rights (the "Securities") of ViroLogic, Inc. (the "Company") and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its Securities on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling
Securities:

      - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      - block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      - an exchange distribution in accordance with the rules of the applicable exchange;

      -     privately negotiated transactions;

      - settlement of short sales entered into after the date of this prospectus;

      - broker-dealers may agree with the Selling Stockholders to sell a specified number of Securities at a stipulated price per security;

      -     a combination of any such methods of sale; and

      -     any other method permitted pursuant to applicable law.

      The Selling Stockholder may also sell Securities under Rule 144 or Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

      Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated. The Selling Stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      In connection with the sale of our Securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The Selling Stockholder may also sell our Securities short and deliver these securities to close out their short positions, or loan or pledge the Securities to broker-dealers that in turn may sell these Securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      The Selling Stockholder and any broker-dealers or agents that are involved in selling the Securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.